UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

W. P. Carey Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

L601
L602
L603
L604
SCANIA

W. P. CAREY

2026 Proxy Statement

Investing for the Long Run®

Letter from Our Chair and Chief Executive Officer

Christopher J. Niehaus Non-Executive Chair Board of Directors Jason E. Fox Chief Executive Officer and President Member of the Board of Directors	Dear Fellow Shareholders,

On behalf of the Board of Directors of W. P. Carey Inc., we are pleased to present you with our 2026 Proxy Statement.
W. P. Carey delivered a year of strong performance in 2025, marked by record investment volume of $2.1 billion and an increase in Adjusted Funds from Operations (“AFFO”) per share of 5.7%, laying the groundwork for future growth. Our total shareholder return of 25% reflects the market’s recognition of our results as well as our disciplined approach to capital allocation, the depth and quality of our investment pipeline, and the alignment between our strategic priorities and shareholder interests—consistent with our long-standing philosophy of Investing for the Long Run.
With a strong balance sheet and a time-tested investment approach, we remain well positioned to navigate changing market conditions while continuing to execute on our investment strategy. Our focus remains on acquiring high-quality, single-tenant industrial, warehouse and retail properties across the U.S. and Europe, under long-term leases with best-in-class rent escalations that provide contractual internal growth and resilience through economic cycles. Our recently launched Carey Tenant Solutions™ platform will enable us to scale our internal development capabilities with existing tenants and further contribute to our growth. This diversified approach to investing—central to our strategy for more than five decades—continues to help protect and enhance shareholder value over time.
We ended the year with $2.2 billion of liquidity as we continue to prioritize disciplined capital allocation and balance sheet strength. Our liquidity position and access to multiple sources of capital provide flexibility to pursue attractive investment opportunities while maintaining a prudent risk profile, even during periods when capital markets may be less accommodating. We believe this approach positions W. P. Carey to capitalize on opportunities during all market cycles, consistent with our long-term investment approach.
Strong corporate governance remains a cornerstone of our business. We are committed to maintaining high standards of transparency, accountability and shareholder engagement. Our Board benefits from a broad range of experience and perspectives and provides active oversight across all aspects of the Company, including cybersecurity risk management and ongoing education and training to ensure directors remain well informed on emerging risks and evolving regulatory developments. We believe our governance practices—including the separation of the roles of Chair and Chief Executive Officer, annual Say on Pay votes and robust shareholder rights—support effective decision-making and long-term value creation.
We also remain committed to responsible corporate citizenship, and our motto of Doing Good While Doing Well—a principle championed by our founder and deeply embedded in our culture—is integrated into how we conduct our business and how we support long term relationships with tenants, lenders and other stakeholders. We believe these efforts strengthen the durability of our platform, enhance trust with our constituents and contribute positively to the communities in which we live and operate.

Letter from Our Chair and Chief Executive Officer

Our people will always be our greatest asset. Our ability to attract and retain talent to execute on our business strategy is critical, and it drives much of our decision making, including our approach to compensation, corporate culture and employee engagement. We were again certified as a Great Place to Work in the U.S. and Europe, and our voluntary turnover remained low, at 5% for the year. We believe that our success over the long run has been the result of our capable employees, and we are grateful to all of them.
Lastly, we would like to express our gratitude to former Board member Mark Alexander, who stepped down last year for personal reasons. Mark was a mentor and friend to the entire Board and management team, serving as Chair of the Audit Committee for seven years.
We feel confident about 2026 and beyond, executing from a position of strength with a large, diverse portfolio, a strong financial position and a pathway for continued growth. On behalf of the Board and the entire W. P. Carey team, we thank you for your continued trust and support.
Sincerely,

Christopher J. Niehaus Non-Executive Chair Board of Directors	Jason E. Fox Chief Executive Officer and President Member of the Board of Directors

Notice of Annual Meeting of Stockholders
March 27, 2026
Date and Time
Thursday, June 11, 2026
1:30 p.m. Eastern Time
Location
Virtual*
Items of Business
■    Elect nine Directors for 2026;
■    Consider an advisory vote on executive compensation;
■    Consider an advisory vote on frequency of executive compensation vote;
■    Ratify the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2026; and
■    Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
Only shareholders who owned stock at the close of business on March 23, 2026, are entitled to vote at the meeting. W. P. Carey Inc. ("W. P. Carey" or the "Company") is furnishing the proxy materials for the Annual Meeting electronically using the Internet through the mailing to our stockholders of a Notice of Internet Availability of Proxy Materials, or the Notice and Access Card. The Company first made available the attached Proxy Statement, the proxy card and its Annual Report on Form 10-K for the year ended December 31, 2025 ("Annual Report"), to shareholders on or about April 3, 2026.
By Order of the Board of Directors
Susan C. Hyde
Chief Administrative Officer and Corporate Secretary
W. P. Carey Inc.
One Manhattan West
395 9th Avenue, 58th Floor
New York, NY 10001
*     The format of our 2026 Annual Meeting of Stockholders will be virtual-only. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. To attend, participate in and/or vote at the virtual Annual Meeting at www.virtualshareholdermeeting.com/WPC2026 stockholders must enter the 16-digit control number found on their proxy card or voting instruction form or notice.

How to Vote

Internet	Phone	Mail	QR Code
Whether or not you attend, it is important that your shares be represented and voted at the Annual Meeting.
You may vote your shares by using the telephone or through the Internet, as described on the proxy card or voting instruction form or notice. You may also vote your shares by marking your votes on the proxy card or voting instruction form or notice, signing and dating it and mailing it in the business reply envelope provided. If you attend the virtual Annual Meeting, you may withdraw your previously submitted proxy card or voting instruction form or notice and vote virtually.
Additional questions are answered in the Users' Guide.
This Proxy Statement and the Annual Report to Shareholders are available at www.proxyvote.com.

Table of Contents

1	Proxy Summary	29	2025 Business Highlights
1	Ways to Vote	29	Compensation Highlights
1	Voting Matters and Board Recommendations	30	Compensation Philosophy
1	2025 Performance Highlights	30	Role of the Independent Compensation Consultant
2	Governance Highlights	30	Peer Comparison Group
2	Our Approach to Compensation	31	Peer Group Changes
3	Director Nominee Snapshot	32	Elements of Compensation
3	Board Nominee Composition	37	Other Compensation and Benefits
4	Proposal One: Election of Nine Directors	37	Compensation Governance
4	Nominees for the Board of Directors	38	Employment Agreements
10	Committees of the Board of Directors	38	Executive Severance Plan
11	Membership and Functions of the Committees of the Board	38	Stock Ownership Guidelines
12	Board Governance	38	Clawback Policy
12	Board Member Term	39	Insider Trading Policy
12	Board Meetings and Director Attendance	39	Anti-Hedging Policy
12	Board Leadership Structure	39	Pledging Policy
12	Oversight of Risk Management	39	Risk Assessment
13	Cybersecurity	39	Other Considerations
13	Artificial Intelligence	40	Compensation Committee Report
14	Management Succession Plan	40	Compensation Committee Interlocks and Insider Participation
14	Director Independence	40	Summary Compensation
14	Board Refreshment	41	2025 Grants of Plan-Based Awards
14	Board Nominating Procedures	43	Outstanding Equity Awards at December 31, 2025
16	Proxy Access	44	2025 Stock Vested
16	Shareholder Amendment of Bylaws	45	2025 Nonqualified Deferred Compensation
17	Compensation of the Board of Directors	46	Potential Payments upon Termination or Change-in-Control
18	2025 Director Compensation Table	48	CEO Pay Ratio
19	Corporate Governance	49	Pay Versus Performance
19	Shareholder Proposals	52	Performance Metrics to Link Executive Compensation Actually Paid with Company Performance
19	Other Communications with the Board
19	Code of Ethics	53	Proposal Three: Advisory Vote on Frequency of Executive Compensation Vote
20	Whistleblower Hotline
20	Corporate Governance Guidelines	54	Proposal Four: Ratification of Appointment of Independent Registered Public Accounting Firm
20	Human Rights Policy
20	ESG Policy Statement	55	Report of the Audit Committee
20	Compliance with Anti-Bribery, Foreign Corrupt Practices Act and Office of Foreign Assets Control Requirements	55	Financial Expert
		56	Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2025 and 2024
21	Certain Relationships and Related-Party Transactions
22	Corporate Responsibility	56	Pre Approval Policies
22	Environmental Initiatives	57	Security Ownership of Certain Beneficial Owners, Directors and Management
22	Social Responsibility
25	Named Executive Officers for 2026	59	Equity Compensation Plan Information
27	Proposal Two: Advisory Vote on Executive Compensation	60	Users' Guide
28	Executive Compensation	62	Appendix A—Descriptions of Non-GAAP Financial Measures
28	Compensation Discussion and Analysis	62	Non-GAAP Financial Disclosures
28	Compensation Principles	63	Other Metrics

We make references herein to various websites, including our website located at www.wpcarey.com, however, the information located on, or accessible from, any website (including our website) is not, and should not be deemed to be, part of this Proxy Statement or incorporated into any other filing that we submit to the Securities and Exchange Commission.

Proxy Summary
This summary highlights information contained in this Proxy Statement.. The summary does not contain all the information you should consider, and you should read the entire Proxy Statement carefully before voting.
Ways to Vote

Internet Visit www.proxyvote.com. You will need the 16-digit number included on your proxy card or voting instruction form or notice.
Phone Call 1-800-690-6903 or the number on your voting instruction form. You will need the 16-digit number included on your proxy card or voting instruction form or notice.
Mail Send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form or notice.
QR Code Point your smartphone camera at the icon to the left to visit www.proxyvote.com. You will need the 16-digit number included on your proxy card or voting instruction form or notice.
Voting Matters and Board Recommendations

Proposal		Board Vote Recommendation	Page

1	Election of Nine Directors Named in This Proxy Statement for 2026	FOR each Nominee	4
2	Consideration of an Advisory Vote on Executive Compensation	FOR	27
3	Consideration of an Advisory Vote on Frequency of Executive Compensation Vote	For the advisory vote on Executive Compensation to be held ANNUALLY	53
4	Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2026	FOR	54
2025 Performance Highlights
2025 was a strong year of performance for W. P. Carey, buoyed by record investment volume and successful execution across our business. As always, we take a long-term view with respect to both investing and our performance, and we are pleased to have executed well on behalf of our shareholders.

$2.1 billion	$4.97 per share AFFO(1)	$2.2 billion	$3.62 per share	25% total shareholder return

of investments, reflecting a record year	reflecting 5.7% year-over-year growth	of liquidity available at year-end	of cash dividends declared, equating to an attractive annualized yield over 5%	generated in 2025, significantly outperforming the MSCI US REIT index

1.See Appendix A for a description of this non-GAAP financial measure.

2026 Proxy Statement 1

Proxy Summary
Governance Highlights
Because we believe that a company's tone is set at the top, we are proud to report on our corporate and Board-level governance provisions, many of which are recognized as best practices. Critical components of our governance profile include the following:

Governance Highlights	■	All Directors independent, other than our Chief Executive Officer
	■	No related-party transactions
	■	Directors elected annually
	■	Independent Chair, separate from our CEO
	■	All current Directors attended 75% or more meetings in 2025
	■	Robust stock ownership guidelines
	■	All Directors in compliance with over-boarding limitations
	■	Director skills align with our Board of Directors needs

Strong Shareholder Rights	■	Proxy access with a "3/3/20/20" market standard
	■	Opted out of Maryland staggered board provisions
	■	Majority voting for Directors with mandatory resignation policy
	■	Amendment of bylaws by shareholders permitted
	■	No poison pill

Our Approach to Compensation
Our compensation programs are designed to align executive pay with Company performance and to motivate management to make sound financial decisions that increase the Company's value. The substantial majority of the potential compensation opportunities for our named executive officers (NEOs) is at-risk and aligned with shareholder outcomes over time.

CEO Pay Mix(1)
	Element	Form	Compensation Objectives and Key Features

	Base Salary	Fixed Cash	Base level of competitive cash to compensate, attract and retain executives
	Annual Cash Incentive Award	Performance-Based Cash	Objective Company performance metrics: AFFO(2) per share, Net Debt to Adjusted EBITDA(2) and Cash Interest Expense Coverage(2); portion of NEO cash bonus based on strategic accomplishments
NEO Pay Mix

	Long-Term Equity Incentives	Performance Stock Units	Performance stock units (PSUs) predicated on three-year performance based on AFFO(2) per share growth and relative total shareholder return (TSR) versus the MSCI US REIT Index
		Restricted Stock Units	Restricted stock units (RSUs) vest over a three-year period
1.Amounts will not sum to 100% due to rounding.
2.See Appendix A for a description of this non-GAAP financial measure.

2 2026 Proxy Statement

Proxy Summary
Director Nominee Snapshot
The nominees for our Board are composed of our CEO and a mix of eight independent directors ranging from tenured to newer, each with different backgrounds. We believe this diversity provides the varied viewpoints and robust discussion that result in better outcomes for our shareholders.

				Committee Memberships

Nominee	Age	Director Since	Independent	Audit	Compensation	Executive	Investment	Nominating and Corporate Governance

Constantin H. Beier	54	2022	✓
Tonit M. Calaway	58	2020	✓
Peter J. Farrell	65	2016	✓
Robert J. Flanagan	69	2018	✓
Jason E. Fox	53	2018
Rhonda O. Gass	62	2024	✓
Margaret G. Lewis	71	2017	✓
Christopher J. Niehaus	67	2016	✓
Elisabeth T. Stheeman	62	2022	✓

Non-Executive Chair Committee Chair Committee Member Financial Expert
Board Nominee Composition
Our Board brings a strong mix of real estate expertise, international insights, strategic planning, risk management & oversight and public company board and management experience. We believe our Director nominees have the skills and experience necessary to fulfill the Board's responsibilities for strategic oversight, succession planning and other fiduciary duties, as well as the knowledge and vision needed for the advancement of our business strategy and objectives.

2026 Proxy Statement 3

Proposal One:
Election of Nine Directors
We first ask that you vote for each of the nine nominees, all of whom are current members of our Board, for election to the Board. We lead with this vote because we, the Board, oversee W. P. Carey as stewards of our stakeholders, including you, our shareholders.

The Board recommends a vote FOR each of the nominees
Nominees for the Board of Directors
Our Board members are diverse in talents, experiences and backgrounds but share track records of successful management and oversight of public and private companies. The Board recommends a vote FOR each of the nominees set forth on the following pages so we can continue along the path we have been actively pursuing. Unless otherwise specified, proxies will be voted FOR the election of the named nominees, each of whom was recommended by the Nominating and Corporate Governance Committee (the "NCG Committee") and approved by the Board. Assuming the presence of a quorum at the meeting of stockholders to be held on June 11, 2026 (the "Annual Meeting"), the affirmative vote of a majority of the votes cast for a nominee by the stockholders present, in person at the virtual meeting or by proxy, is required to elect each nominee.

Board Skills & Definitions

Strategic Planning: Experience in critically assessing strategic opportunities and threats and developing effective strategies in the context of company objectives
Accounting & Financial: Experience in understanding and overseeing financial reporting and internal controls and supporting the oversight and execution of our capital strategy and financial statements
International Business: Knowledge of and experience in companies with operations outside of the U.S., specifically in Europe
Risk Management & Oversight: Experience in the identification, evaluation, and prioritization of risks followed by coordinated and economical application of resources to minimize, monitor, and control them

U.S. Public Company Executive Officer: Experience as a U.S. Public Company Executive Officer
Public & Private Capital Markets: Experience in capital markets to provide financial services including equity offerings, debt offerings, trading and research
Real Estate: Experience in commercial real estate managing, investing, owning or advising
Information Technology & Cybersecurity: Experience in overseeing technology issues such as cybersecurity and other risks (e.g., data protection and privacy, business resilience), digital transformations and technology spending

Human Capital Management: Experience in overseeing strategic human resource management including workforce planning, employee relations, job skills development and trainings focused on maintaining a supportive corporate culture and respecting differences

Legal & Compliance: Experience in either a compliance function identifying an organization’s risks or a general legal function
Environmental, Social and Governance: Experience with supervising or providing oversight on corporate responsibility initiatives, sustainability and environmental, social and governance practices matters

Artificial Intelligence: Experience with engineered or machine-based systems designed to operate with varying levels of autonomy and that have the ability to generate outputs such as predictions, recommendations, or decisions

4 2026 Proxy Statement

Proposal One: Election of Nine Directors

Constantin H. Beier, 54

Professional Experience
■Aon plc (NYSE: AON): Chief Operating Officer for Strategy & Technology Group (since June 2023); Member of the Executive Leadership Team (since 2020); Global Chief Data Officer (October 2021–June 2023); Global Head of Business Development for Data & Analytic Services Segment (2019–September 2021); Managing Director, Strategic Programs (2017–2019); Chief Operating Officer and Chief Financial Officer of Aon Inpoint (2015–2017); Chief Executive Officer of Aon Centre for Innovation & Analytics Dublin (2013–2015); and other positions (since 2003)
■Hengeler Mueller (Düsseldorf, Germany): Attorney-at-law (2001–2003)
Non-Public Company Boards: Aon Life Solutions Ltd., Director (since January 2024); Aon Norway AS, Member (since 2016)
Former Boards: Schule Schloss Salem, Member and Treasurer of the Supervisory Board (2010–March 2025); Aon Singapore Center for Innovation, Strategy and Management Pte. Ltd., Member (2013–May 2023); Aon's Centre for Innovation & Analytics Dublin, Member (2012–2019)
Other Current Public Company Boards
■None
Qualifications
Mr. Beier brings to the Board more than 20 years of international business experience in enterprise risk management, data analytics and operations, as well as legal experience. His global experience, particularly in Europe, provides a source of expertise to the Company's operations.

Independent Director Since 2022 W. P. Carey Committees Compensation, Nominating and Corporate Governance

Strategic Planning	Accounting & Financial	International Business	Risk Management & Oversight

Information Technology & Cybersecurity	Human Capital Management	Legal & Compliance

Tonit M. Calaway, 58

Professional Experience
■BorgWarner Inc. (NYSE: BWA): Executive Vice President, Chief Administrative Officer, General Counsel and Secretary (since 2020); Executive Vice President, Chief Legal Officer and Secretary (2018–2020); Executive Vice President and Chief Human Resources Officer (2016–2018)
■Harley-Davidson, Inc. (NYSE: HOG): Vice President Human Resources (2010–2016)
■Harley-Davidson Foundation: President (2010–2016)
Former Board: Astronics Corporation (NASDAQ: ATRO), Director (2019–February 2022)
Other Current Public Company Boards
■Air Products and Chemicals, Inc. (NYSE: APD) (since March 2022)
Qualifications
Ms. Calaway brings deep expertise in human capital management and corporate governance, as well as legal and regulatory experience, to the Board. Her familiarity with industrial and manufacturing leaders with large global operations brings valuable insight regarding our portfolio and investment processes.
Independent Director Since 2020 W. P. Carey Committees Compensation, Investment, Nominating and Corporate Governance

Strategic Planning	Accounting & Financial	International Business	Risk Management & Oversight

U.S. Public Company Executive Officer	Public & Private Capital Markets	Information Technology & Cybersecurity	Human Capital Management

Legal & Compliance	Environmental, Social and Governance

2026 Proxy Statement 5

Proposal One: Election of Nine Directors

Peter J. Farrell, 65

Independent Director Since 2016 W. P. Carey Committees Audit, Compensation (Chair), Investment
Professional Experience
■City Interests Development Partners LLC: Managing Partner and Founder (since 2020)
■City Interests LLC: Partner and Founder (2004–2019)
■PADC Realty Investors LLC: Partner and Founder (since 2004)
■Medical Office Properties Inc.: President and Chief Operating Officer (2000–2004)
Former Board: CRT Properties Inc. (NYSE-listed REIT), Director (2004–2005)
Other Current Public Company Boards
■None
Qualifications
Mr. Farrell brings to the Board over four decades of experience in real estate investment, finance, leasing and development, as well as public, private and international fundraising. His broad industry exposure and diverse skill set, along with his operating and board experience in the REIT industry, provide a significant source of industry knowledge and expertise to his position as Chair of the Compensation Committee.

Strategic Planning	Accounting & Financial	International Business	Risk Management & Oversight

U.S. Public Company Executive Officer	Public & Private Capital Markets	Real Estate

Robert J. Flanagan, 69

Independent Director Since 2018 W. P. Carey Committees Audit (Chair), Investment
Professional Experience
■CNF Investments LLC: Managing Director (since 2006)
■Clark Enterprises, Inc.: Executive Chairman (January 2023–December 2025), Chief Executive Officer (January 2021–December 2022), President (2015–2020), Executive Vice President (1989–2015)
■A. James & Alice B. Clark Foundation: Trustee (2014–December 2025), Chairman (2015–2016), Director (2009–2016)
Non-Public Company Boards: Brown Advisory Inc. (since 2016)
Former Boards: Vascular Therapies, Inc. (2013–March 2025); Svelte Medical Systems, Director (2005–October 2023); Verax Biomedical, Director (2018–January 2023; Clark Enterprises Inc., Director (2008–January 2023); Development Insurance Group, Inc., Director (2008–January 2023); Federal City Council, Chairman (2014–2017); Sagent Pharmaceuticals, Inc. (NASDAQ: SGNT), Chairman (2015–2016), Director (2009–2016); Martek Biosciences Corporation (NASDAQ: MATK), Chairman (2007–2010), Director (2002–2010); Baltimore Orioles, Inc., Director and Treasurer (1981–1989)
Other Current Public Company Boards
■None
Qualifications
Mr. Flanagan has extensive experience related to the acquisition, management and development of investment opportunities. His breadth of professional experiences is informed by expertise in a variety of subject areas, including accounting, finance, tax, strategic planning, leadership of complex organizations, corporate governance and board best practices. Mr. Flanagan's experience as a chief executive officer, certified public accountant, president and public company board member qualify him to be Chair of the Audit Committee.

Strategic Planning	Accounting & Financial	International Business	Risk Management & Oversight

U.S. Public Company Executive Officer	Public & Private Capital Markets	Real Estate

6 2026 Proxy Statement

Proposal One: Election of Nine Directors

Jason E. Fox, 53

Professional Experience
■W. P. Carey Inc.: Director and Chief Executive Officer (since 2018), President (since October 2024, 2015–2017), Head of Global Investments (2015–2016), Co-Head of Global Investments (2012–2015), Co-Head of Domestic Investments (2011–2012), Vice President (2002–2010)
■W. P. Carey Foundation Trustee (since 2018)
Former Boards: Corporate Property Associates 18 – Global Incorporated, Director (2018–August 2022); Carey Watermark Investors Incorporated and Carey Watermark Investors 2 Incorporated, Director (2018–April 2020); Corporate Property Associates 17 – Global Incorporated, Director (2018)
Other Current Public Company Boards
■Net Lease Office Properties (NYSE: NLOP): Trustee, Chair of the Board and Chief Executive Officer (since November 2023)
Qualifications
Mr. Fox has a deep understanding of W. P. Carey's business and its investment strategies. He has been responsible for sourcing, negotiating and structuring acquisitions on behalf of W. P. Carey and the various programs it has managed for over two decades. As Chief Executive Officer of W. P. Carey, he has oversight regarding every aspect of the Company, making information about the Company's day-to-day operations and insight into its broader strategies directly available to the Board in its deliberations.

Director Since 2018 W. P. Carey Committees None

Strategic Planning	Accounting & Financial	International Business	Risk Management & Oversight

U.S. Public Company Executive Officer	Public & Private Capital Markets	Real Estate

Rhonda O. Gass, 62

Professional Experience
■Stanley Black & Decker, Inc. (NYSE: SWK): Chief Information Officer (since 2012)
■Dell Inc.: Vice President, IT Strategy, Technology, and Governance (2010–2012); Vice President, Information Technology (2007–2012); Vice President, Product Group (2001–2007)
■NCR Corporation (NYSE: NCR): Executive, Engineering Director, Site Leader, SW Development Manager and SW Developer (1985–2001)
Non-Public Company Boards: Technology Business Management Council, Director (since 2017); HCLTech Customer Advisory Board, Member (since March 2021)
Other Current Public Company Boards
■Flowers Foods, Inc. (NYSE: FLO) (since 2016)
Qualifications
Ms. Gass brings to the Board over two decades of experience in strategic and informational technology and assessing and managing cybersecurity and digital risk. As Chief Information Officer of Stanley Black & Decker, she is responsible for equipping the company's business with the digital and collaboration capabilities required to grow in the global marketplace. Her knowledge of IT strategy and security infrastructure is a significant asset to the Company's operations.
Independent Director Since 2024 W. P. Carey Committees Audit

Strategic Planning	Accounting & Financial	International Business	Risk Management & Oversight

U.S. Public Company Executive Officer	Information Technology & Cybersecurity	Artificial Intelligence

2026 Proxy Statement 7

Proposal One: Election of Nine Directors

Margaret G. Lewis, 71

Independent Director Since 2017 W. P. Carey Committees Compensation, Nominating and Corporate Governance (Chair)
Professional Experience
■Hospital Corporation of America (NYSE: HCA): Capital Division President (2004–2013)
■CJW Medical Center: Chief Executive Officer (2001–2004)
■Chippenham Medical Center/Johnston-Willis Medical Center: Chief Operating Officer (1998–2001)
Former Boards: Federal Reserve Bank of Richmond, Chairman (2017–2018), Deputy Chairman (2014–2016 and 2019), Class C Director (2013–2019); Smithfield Foods (NYSE-listed), Director (2011–2013); Virginia Hospital and Healthcare Association, Board Member (2005–2013), Chairman and President of the Search Committee (2012–2013), Secretary and Treasurer (2010–2012)
Other Current Public Company Boards
■Flowers Foods, Inc. (NYSE: FLO) (since 2014)
Qualifications
Ms. Lewis' extensive leadership experience and management skills have been honed over a variety of senior management roles, providing her with unique expertise in executive decision-making and strategic planning. As a registered nurse and a Fellow of the American College of Healthcare Executives, Ms. Lewis' background in healthcare and her diverse board experiences, including with the Federal Reserve Bank of Richmond, bring a robust and multi-disciplined approach to her role as Chair of the Nominating and Corporate Governance Committee, which also has purview over our ESG initiatives.

Strategic Planning	Accounting & Financial	Risk Management & Oversight	U.S. Public Company Executive Officer

Information Technology & Cybersecurity	Human Capital Management	Legal & Compliance	Environmental, Social and Governance

Christopher J. Niehaus, 67

Independent Director Since 2016 W. P. Carey Committees Investment (Chair), Nominating and Corporate Governance
Professional Experience
■BentallGreenOak: Managing Partner and Member of the Global Investment Committees and the Global Management Committee (since 2019), Chairman of U.S. Business (since April 2025), Head of U.S. Business (2019–April 2025)
■W. P. Carey Inc.: Non-Executive Chair of the Board (since 2019), Non-Executive Vice Chair of the Board (2018–2019)
■GreenOak Real Estate: Partner and Head of U.S. Business (2010–2019)
■Morgan Stanley Real Estate: Vice Chairman (2006–2010)
■Morgan Stanley: Head of Global Real Estate Investment Banking (1994–2006)
Non-Public Company Boards: International Council of Shopping Centers, Trustee (since 1996)
Other Current Public Company Boards
■None
Qualifications
Mr. Niehaus brings over four decades of experience in the real estate industry and a broad range of experience in finance, real estate investment banking, portfolio management and private equity, as well as public, private and international fundraising and fund management. He has served on the boards of private equity real estate companies in the U.S., Europe and Asia. Mr. Niehaus is a Managing Partner of BentallGreenOak, a global real estate investment management firm with over $90 billion of assets under management. Previously, he spent almost three decades at Morgan Stanley building and running one of the leading global real estate banking, lending and investing businesses, bringing invaluable experience to his role as Non-Executive Chair of the Board.

Strategic Planning	Accounting & Financial	International Business	U.S. Public Company Executive Officer

Public & Private Capital Markets	Real Estate

8 2026 Proxy Statement

Proposal One: Election of Nine Directors

Elisabeth T. Stheeman, 62

Professional Experience
■Deloitte UK & North and South Europe: Independent Non-Executive Director and Member of the Oversight Board and the Audit Governance Board (since May 2024)
■LaSalle Investment Management: Global Chief Operating Officer and Member of the Global Management Committee (2013–2014)
■Morgan Stanley: Chief Operating Officer of the Investment Banking Division Real Estate and Natural Resources (2011–2012), Global Chief Operating Officer of Real Estate Investing (2007–2010)
Former Boards: Asian Infrastructure Investment Bank – Multilateral Development Bank: External Member of Audit and Risk Committee (2021–September 2025); Bank of England: External Member of Financial Policy Committee (2018–February 2024) and Financial Market Infrastructure Board (2017–December 2023); German-British Chamber of Industry & Commerce: Member of Council (2016–September 2023); London School of Economics: Member of Council and Finance & Estates Committee (2016–August 2023); alstria office REIT-AG (ETR:AOX): Member of the Supervisory Board, Investment Committee and Nominations and Remunerations Committee (May 2021–May 2023); Aareal Bank AG Supervisory Board Member (2015–August 2022); Clariane SE (formerly Korian SA) Independent Non-Executive Director (2017–2019); TLG Immobilien AG Non-Executive Director (2014–2018)
Other Current Public Company Boards
■M&G plc (FTSE: MNG): Independent Non-Executive Director (since August 2024)
■Edinburgh Investment Trust PLC (FTSE: EDIN): Chair (since July 2022), Non-Executive Director (since 2019)
Qualifications
Ms. Stheeman brings to the Board a wealth of experience in financial services, private equity, real estate and health care in the U.K., Germany and France. Before joining the Bank of England, she developed deep capital markets and real estate understanding through her role as Global Chief Operating Officer at LaSalle Investment Management and in her nearly 25-year executive career at Morgan Stanley. Her extensive board experience in the REIT industry provides a considerable source of knowledge and insight to the Board.
Independent Director Since 2022 W. P. Carey Committees Audit, Investment

Strategic Planning	Accounting & Financial	International Business	Risk Management & Oversight

Public & Private Capital Markets	Real Estate	Information Technology & Cybersecurity	Human Capital Management

Legal & Compliance	Environmental, Social and Governance

2026 Proxy Statement 9

Committees of the Board of Directors
Independent Directors serve on one or more of our Board's standing committees, which are our Audit, Compensation and Nominating and Corporate Governance Committees. The written charters for each of these standing committees can be viewed on our website under the heading "Corporate Governance" in the "Investors" section. In addition to our standing committees, we have an Investment Committee, whose responsibilities include reviewing and approving potential transactions above a $100 million, €100 million or £85 million threshold, and an Executive Committee comprising the chairs of the standing committees, the chair of the Investment Committee and the CEO. Each of our standing committees is composed entirely of independent Directors. The table below reflects the membership of these committees as of the date of this Proxy Statement. From time to time, the Board may also establish certain ad hoc committees for specific purposes.

Corporate Governance Board Committees

	Audit	Compensation	Executive	Investment	Nominating and Corporate Governance

Constantin H. Beier
Tonit M. Calaway
Peter J. Farrell
Robert J. Flanagan
Jason E. Fox
Rhonda O. Gass
Margaret G. Lewis
Christopher J. Niehaus
Elisabeth T. Stheeman

Non-Executive Chair Committee Chair Committee Member Financial Expert

10 2026 Proxy Statement

Committees of the Board of Directors
Membership and Functions of the Committees of the Board

Audit Committee

Members: Robert J. Flanagan, Chair and Financial Expert Peter J. Farrell, Financial Expert Rhonda O. Gass Elisabeth T. Stheeman Number of Meetings Held in 2025: 8
The Audit Committee's responsibilities include:
■assisting the Board in monitoring the integrity of the financial statements and management's report of internal controls over financial reporting of the Company, the compliance with legal and regulatory requirements and the independence, qualifications and performance of our internal audit function and Independent Registered Public Accounting Firm;
■engaging an Independent Registered Public Accounting Firm, reviewing with the Independent Registered Public Accounting Firm the plans and results of the audit engagement, approving professional services provided by the Independent Registered Public Accounting Firm and considering the range of audit and non-audit fees;
■reviewing and discussing the Company's internal controls with management, the internal auditors and the Independent Registered Public Accounting Firm and reviewing the results of the internal audit program, the internal audit charter and the scope of the internal audit plan;
■reviewing the Company's enterprise risk and cybersecurity risks and steps management has taken to protect against threats to the Company's information systems; and
■receiving and reviewing updates on cybersecurity on a quarterly basis.

Compensation Committee

Members: Peter J. Farrell, Chair Constantin H. Beier Tonit M. Calaway Margaret G. Lewis Number of Meetings Held in 2025: 6
The Compensation Committee's responsibilities include:
■reviewing and approving CEO compensation;
■reviewing, adopting and making recommendations to the Board with respect to incentive-compensation plans and equity-based plans of the Company;
■reviewing and making recommendations to the Board regarding the compensation structure for all current NEOs and key employees, including salaries, cash incentive plans and equity-based plans;
■reviewing and approving the terms and conditions of stock grants;
■reviewing and making recommendations to the Board regarding compensation with respect to Directors; and
■reviewing incentive compensation arrangements for relationship between risk management policies and practices and compensation and evaluating policies and practices to mitigate such risks, including policies for recovery or clawback of compensation.

Nominating and Corporate Governance Committee

Members: Margaret G. Lewis, Chair Constantin H. Beier Tonit M. Calaway Christopher J. Niehaus Number of Meetings Held in 2025: 4
The Nominating and Corporate Governance Committee's responsibilities include:
■developing and implementing policies and practices relating to corporate governance, including monitoring implementation of our corporate governance policies;
■developing a board succession plan and reviewing background information of candidates for the Board, including those recommended by shareholders;
■identifying the requisite skills and characteristics to be found in individuals qualified to serve as members of the Board and developing criteria to be considered in selecting nominees for director;
■recommending to the Board the annual slate of nominees for director to be submitted at the annual meeting of stockholders; and
■overseeing the Company's ESG initiatives and corporate culture matters.

Investment Committee

Members: Christopher J. Niehaus, Chair Tonit M. Calaway Peter J. Farrell Robert J. Flanagan Elisabeth T. Stheeman Number of Meetings Held in 2025: 10
The Investment Committee's responsibilities include:
■approving W. P. Carey's investments greater than $100 million, €100 million or £85 million to ensure that they satisfy our relevant investment criteria;
■reviewing all of W. P. Carey's investments on a quarterly basis; and
■reviewing sustainability aspects of new investments.

2026 Proxy Statement 11

Board Governance
Board Member Term
Our Directors each hold office until the next annual meeting of stockholders except in the event of death, resignation or removal. If a nominee is unavailable for election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast with regard to the substituted nominee. Currently, the Board is unaware of any circumstances that would result in a nominee being unavailable.
Board Meetings and Director Attendance
There were four regular meetings of the Board held in 2025. Each Director who served on the Board in 2025 attended at least 75% of the aggregate of such meetings and of the meetings held during the year by the Committees of which he or she was a member, with the exception of Mark A. Alexander due to personal health reasons. Under the Corporate Governance Guidelines adopted by our Board (the "Guidelines"), the Directors are required to make every effort to attend each Board meeting and applicable Committee meetings, except in unavoidable circumstances. Although there is no specific policy regarding Director attendance at meetings of stockholders, Directors are invited and encouraged to attend. All the Directors who served on the Board at the time attended the Company's 2025 Annual Meeting.
Our independent Board members also regularly meet at executive sessions without management participation to promote open discussion among the non-management directors pursuant to Rule 303A.03 of the NYSE Listed Company Manual. In addition to Board and Committee meetings, our Directors also engaged in informal group communications and discussions with the Non-Executive Chair of the Board and the CEO, as well as with members of senior management. Our Board also performs annual self-assessments, and we provide education on various topics to our Board on a regular basis.
Board Leadership Structure
The Board believes that there is no single, generally accepted board leadership structure that is appropriate for all companies and that the right structure may vary for a single company as circumstances change.
Mr. Niehaus has served as Non-Executive Chair of the Board since June 2019. The primary responsibility of the Non-Executive Chair (the "Chair") is to preside over meetings of the Board as well as regular executive sessions of the Board in which the CEO and/or other members of management do not participate. The Chair is also responsible for working closely with our CEO on the overall direction of the Company to enhance long-term shareholder value. Additionally, the Chair may provide input on the design of the Board itself on aspects of risk management, as well as on Board agendas. The Board believes that Mr. Niehaus is well qualified to preside over both full and executive sessions of the Board and to fulfill the other duties of the Chair given the depth of his experience and his role as Managing Partner of BentallGreenOak.
Our CEO, Mr. Fox, is also a member of the Board. The Board considers the CEO's participation to be important in order to make information about and insight into our business and operations directly available to the Directors in their deliberations.
We separate the roles of Chair and CEO in recognition of the difference between the two roles. The Board believes that having its own leadership separate from our CEO is the appropriate structure because it provides the Board with an effective way to ensure that it is fully informed and has the opportunity to fully debate all important issues in order to fulfill its oversight responsibilities and hold management accountable for our performance. This also allows our CEO to focus his time on running our day-to-day business.
The Chair can be contacted by mail at the following address: Non-Executive Chair, W. P. Carey Inc., One Manhattan West, 395 9th Avenue, 58th Floor, New York, NY 10001.
Although the roles of Chair and CEO are currently separated and have been since January 2012, the Board has not adopted a formal policy requiring such separation. In the event of a change in Board membership or executive management, the Board, in the future, could consider updating its Guidelines to combine the roles of Chair and CEO. Any such amendments to our Guidelines will be made available on our website under the heading "Corporate Governance" in the "Investors" section. The Company does not anticipate that it would seek prior input from our shareholders regarding any possible changes to Board leadership structure.
Oversight of Risk Management
The Board has overall responsibility for risk oversight. The Board believes that its risk oversight programs would be effective under a variety of board leadership frameworks and therefore do not materially affect its choice of leadership structure.
The Board reviews and oversees our Enterprise Risk Management (ERM) program, which is a Company-wide initiative that involves our senior management and other personnel acting in an integrated effort to identify, assess and manage risks that may affect our ability to execute our corporate strategy and fulfill our business objectives. These activities involve the identification, prioritization and assessment of a broad range of risks, including operational, financial, strategic and compliance risks, and the formulation of plans to manage these risks and mitigate their effects.

12 2026 Proxy Statement

Board Governance
The Board believes that full and open communication with management is essential for effective risk management and oversight. It is for this reason that our Board elected to retain direct oversight responsibility for our ERM program rather than assign all oversight to a Board committee. The Board and its various committees regularly consult outside advisors and experts, including auditors, law firms, cybersecurity experts and third-party consultants, to anticipate future threats and trends and re-assess our risk environment periodically to ensure that we are adequately addressing risks.
Our risk oversight process builds upon management's risk assessment and mitigation processes, which include the ERM program, a code of conduct that applies to all employees, executive officers and directors and comprehensive internal controls. Our CEO, other executive officers and other members of our management team regularly report to the Board and its committees to discuss short, intermediate and long-term strategic, operational, emerging, compliance, financial, legal, cybersecurity or regulatory risks, ensure effective and efficient oversight of our activities and assist in proper risk management and the ongoing evaluation of management controls. At least once a year, management makes a formal presentation to the entire Board that describes significant risks to us, apprises the Board of our overall risk profile and helps ensure that such risks are being properly mitigated and managed.
Elements of risk management are also performed by various Board committees. For example, the Audit Committee meets with management, its internal auditors, and PricewaterhouseCoopers LLP, our Independent Registered Public Accounting Firm, to review risk controls in place. The Audit Committee also receives updates on cybersecurity on a quarterly basis and meets with the Chief Ethics Officer and Chief Legal Officer to review compliance policies and procedures and other compliance issues. While we do not have a Chief Compliance Officer, our Chief Ethics Officer reports directly to the CEO and has primary authority over and responsibility for the administration of our Code of Business Conduct and Ethics subject to the oversight of the NCG Committee. The Compensation Committee reviews the risks related to our compensation policies and practices and assesses the impact to our risk profile at least annually. Management, with the Compensation Committee, regularly reviews our compensation programs, including incentives that may create and factors that may reduce the likelihood of excessive risk-taking in order to determine whether such programs present a significant risk to us. We also have an Investment Committee that assists us in managing investment risk. Additionally, we have established a risk appetite statement that articulates our philosophy and approach to managing key risks and provides a common framework and comparable set of measures for management and the Board to clearly indicate the level of risk we are willing to accept in the pursuit of business objectives. Risk appetite is aligned with our strategy and allows us to be decisive in pursuing opportunities while ensuring we are not exposed to excessive risk.
We believe that the leadership structure of our Board provides appropriate risk oversight of our activities.
Cybersecurity
As part of the Board's oversight of risk management, it periodically reviews our cybersecurity risks and the actions we are taking to mitigate them with management. These actions include implementing industry-recognized practices for protecting systems, third-party monitoring of certain systems and cybersecurity training for employees and the Board. Board oversight of risk is also performed between meetings through the Audit Committee and through communications between management and the Board.
Our information technology and internal audit teams utilize frameworks consistent with well-recognized industry cybersecurity frameworks to identify and mitigate information security risks and to evaluate uses of artificial intelligence ("AI"). We have not had any known instances of material cybersecurity incidents, including third-party incidents, during any of the last three fiscal years. We also maintain cybersecurity insurance coverage.
Our information technology team oversees an active cybersecurity training program in which employees are required to complete quarterly trainings. In addition, our information technology team has incorporated AI into our training campaigns for employees and our Board to keep them up to date on different types of cybersecurity attacks. Our internal audit team has also evaluated and monitored our internal controls in an effort to mitigate information security risks related to malware campaigns and phishing attacks. The Audit Committee is also responsible for overseeing cybersecurity risks and related initiatives.
Please see our Annual Report for more information on our processes and procedures for addressing and managing cybersecurity risks.
Artificial Intelligence
We enforce an AI Use Policy covering all AI‑related traffic, including external generative AI services, AI features embedded in software as a service applications, and internal AI models or agents accessed over the Company's network. Access to AI services is permitted only for legitimate business purposes and must comply with all applicable Company security, privacy, and acceptable use policies.
Only AI services that have been formally reviewed and approved by our information technology and legal departments, with oversight by the cybersecurity governance committee, may be used. The Company will block or restrict access to unapproved or high‑risk AI services and domains (shadow AI) through technical and administrative controls.
All AI models, agents, and AI‑enabled features that the Company develops, integrates, or consumes must follow the Company’s service delivery processes. This includes appropriate risk assessment, data protection measures, and change management for all AI capabilities.

2026 Proxy Statement 13

Board Governance
All AI‑related traffic is subject to logging and monitoring. Our information technology team will periodically review AI usage patterns and related logs to identify potential misuse, data leakage, or policy violations and will take appropriate investigative and corrective actions as needed.
Management Succession Plan
The Board discusses management succession regularly with our CEO in executive sessions. Management succession discussions generally focus on the CEO and other senior executive roles. The Board has regular and direct exposure to senior leadership and high-potential employees through Board meetings and other Board and employee events. Each year, our CEO presents a management succession plan to the Board for its review and consideration.
In addition, in order to minimize the potential disruption to our Company upon the unexpected resignation, termination, death, disability or other form of absence of our CEO, the Board has a CEO succession plan. The plan is intended to provide the Board and the NCG Committee with contingency procedures upon such a succession of the CEO.
Director Independence
The Guidelines establish rules regarding the independence of our Directors, which we believe meet or exceed the listing standards of the NYSE and the rules of the Securities and Exchange Commission (the "SEC"), and can be found on our website under the heading "Corporate Governance" in the "Investors" section. Pursuant to the Guidelines, the Board undertook its annual review of Director Independence in March 2026. During this review, the Board considered any transactions and relationships between each Director nominee, or any member of his or her immediate family, and W. P. Carey and its subsidiaries and affiliates, including those reported under the "Certain Relationships and Related-Party Transactions" section below. The Board also examined any transactions and relationships between each Director nominee or their affiliates and members of our senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.
The NYSE also requires that the Board determine whether a Director is "independent" for purposes of the NYSE listing standards. The NCG Committee has asked each Director and nominee to specify in writing the nature of any relevant relationships such individual may have with the Company, including, but not limited to, any relationships that would specifically preclude a finding of "independence" under those listing standards. Upon review of these disclosures, the Board has affirmatively determined that none of the Directors or nominees noted as "independent" in this Proxy Statement has a material relationship with W. P. Carey that would interfere with his or her independence from the Company and its management.
As a result, the Board has affirmatively determined that Director nominees Beier, Calaway, Farrell, Flanagan, Gass, Lewis, Niehaus and Stheeman are independent of the Company and its management under the standards set forth in the Guidelines, applicable federal laws, the rules of the SEC and the NYSE's listing standards and for the purpose of serving on the relevant Board committees, where applicable. Mr. Fox is not considered to be an independent Director because of his current employment as CEO of W. P. Carey.
The Board has determined that none of the Directors who currently serve on the Compensation, Audit, or NCG Committees, or who served at any time during 2025 on such committees, has or had a relationship to W. P. Carey that may interfere with his or her independence from W. P. Carey and its management, and therefore, as required by applicable regulations, all such Directors were or are, as applicable, "independent" as defined in the NYSE listing standards and by the rules of the SEC.
Board Refreshment
Our Board, with the assistance of the NCG Committee, regularly considers Board refreshment, aiming to balance the knowledge and historical perspectives that tenured Directors provide with the fresh perspectives and new skill sets that can come from adding new Directors.
The NCG Committee plays a key role in our refreshment efforts, including by identifying the requisite skills and characteristics to be found in individuals qualified to serve as members of the Board, developing criteria to be considered in selecting nominees and screening potential new Directors against these criteria. The NCG Committee also oversees the Board and committee annual evaluation process and considers the results of such feedback in recommending to the Board the annual slate of Director nominees. Given the ongoing and active focus on Board refreshment, the Board does not mandate Director retirement at a specified age.
Board Nominating Procedures
The NCG Committee considers candidates for Board membership suggested by Board members, management, shareholders and outside advisors. A shareholder who wishes to recommend a prospective nominee for the Board should notify our Corporate Secretary or the NCG Committee in writing with the information and in the time period required by our Bylaws, which is set forth in more detail in "Shareholder Proposals" and "Other Communications with the Board" in the "Corporate Governance" section of this Proxy Statement.

14 2026 Proxy Statement

Board Governance
Once a candidate has been recommended to the Corporate Secretary or NCG Committee, there are a number of actions undertaken to complete a full evaluation of the candidate, including the following:
Existing Board members are considered for nomination on an annual basis by undertaking the following actions:
■Annual confidential performance review of the Board at the committee and individual Director levels;
■Discussion by NCG Committee regarding nominations based on a review of Board needs and a Board performance review, with a recommendation to be made to the Board regarding nominations; and
■Discussion by the Board regarding recommended nominations, with a determination to be made regarding the slate of Directors to be nominated in the Proxy Statement.
There are no firm prerequisites to qualify as a candidate for the Board, although the Board seeks a group of candidates who possess the background, skills, expertise, characteristics, integrity and time to make a significant contribution to the Board and to the Company and to its shareholders. The Board considers diversity in professional and personal experience when reviewing potential director nominees. The Board considers the entirety of each candidate's credentials and evaluates each individual in the context of the Board as a whole, with the objective of recommending a Board that can best further shareholder interests through the exercise of sound judgment using the diversity of its experience. In considering new candidates for nomination to the Board, the NCG Committee and the Board evaluate the following:
■Board and Committee needs in order to be able to fulfill responsibilities related to strategic oversight, succession planning, ERM and other fiduciary duties;
■Succession planning at the Board and Committee levels; and
■The following individual characteristics:
-    Operating experience at senior levels;
-    Public company experience;
-    Real estate and investment expertise;
-    Board experience;
-    Strategic thinking with long-term view on value creation for shareholders;
-    Effective communication skills and secure decision-making skills;
-    Independence and absence of red flags; and
-    Diversity of backgrounds.

2026 Proxy Statement 15

Board Governance
Our Board feels confident that each of the nine individuals we have nominated has the experience and skill sets necessary to fulfill all Board and Committee responsibilities. We encourage you to review our Board accomplishments and biographies and to vote for all nine Board nominees.
Proxy Access
Our Bylaws, as amended in June 2017, generally permit any shareholder or group of up to 20 shareholders who have maintained continuous qualifying ownership of at least 3% or more of our outstanding common stock for at least the previous three years to include a specified number of director nominees in the Company's proxy materials for our annual meeting of stockholders, subject to certain procedural, eligibility and disclosure requirements set forth in our Bylaws. For more information on using proxy access to nominate directors, refer to "Corporate Governance—Shareholder Proposals."
Shareholder Amendment of Bylaws
Our Board has the power to adopt, alter or repeal any provision of our Bylaws and to make new Bylaws. Our shareholders also have the power to alter or repeal any provision of our Bylaws and adopt new Bylaws with the approval of at least a majority of all votes entitled to be cast on the matter.

16 2026 Proxy Statement

Compensation of the Board of Directors
Our non-executive Directors are paid in two principal ways: an annual cash retainer and an annual equity award. Beginning in 2024, non-executive Directors can elect to receive shares of our common stock in lieu of all or a portion of their cash retainer fees otherwise payable. They can also elect to defer their cash retainer fees, issued in the form of common stock, and/or their annual equity award. In the event that a deferral election is made, the underlying shares, otherwise payable as fully vested common stock or Restricted Share Awards (“Director RSAs”), are issued in the form of deferred restricted stock units ("Director RSUs") under the W. P. Carey Deferred Compensation Program for Non-Employee Directors, which went into effect on January 1, 2024 (“Deferred Compensation Plan”).
For 2025, Directors were paid an annual cash retainer of $100,000 and an annual equity award valued at $175,000. No stock options were granted to our non-executive Directors in 2025. Annual equity grants are issued on or about July 1 of each year. If the Director served for a portion of the year, they may receive a prorated award. Director RSAs, which are scheduled to vest in full one year after the date of grant (or in the case of any prorated grants made during the year, on the next vesting date for the annual grants), have voting rights, and are granted under the W. P. Carey Inc. Amended and Restated 2017 Share Incentive Plan ("A&R 2017 SIP"). Director RSUs, which are also scheduled to vest in full one year after the date of grant (or in the case of any prorated grants made during the year, on the next vesting date for the annual grants), do not have voting rights and are granted under the A&R 2017 SIP and the Deferred Compensation Plan. Dividends are not paid currently on unvested Director RSAs granted under the A&R 2017 SIP and instead accrue in cash and are distributed when the underlying award vests. Dividends are also not paid currently on Director RSUs granted under the A&R 2017 SIP and Deferred Compensation Plan and instead accrue and compound as dividend equivalent rights in the form of common stock and are distributed at the end of the deferral period selected by the Director. The annual fees paid to Directors for all positions held as of the date of this Proxy Statement are set forth in the table below.

Cash		Stock
All Independent Directors	$100,000	Form of payment: A Director RSA or Director RSU granted on or about July 1, with a grant date value of $175,000.

Additional Fees:		Time of payment: Shares vest in full on the first anniversary of the grant, with timing of delivery dependent on whether Director elected to defer the grant.
Non-Executive Chair	$125,000
Audit Committee Chair	$25,000	Members of the Executive Committee do not receive additional compensation.
Compensation Committee Chair	$25,000
Nominating and Corporate Governance Committee Chair	$15,000
Investment Committee Chair	$10,000
Committee Member Retainer(1)	$10,000
1.Payable to all Committee Members, including Chairs.

2026 Proxy Statement 17

Compensation of the Board of Directors
2025 DIRECTOR COMPENSATION TABLE
The following table sets forth information concerning the total compensation of the individuals who served as Non-Employee Directors during 2025, including service on all committees of the Board, as described above:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total (5) ($)

Mark A. Alexander(1)(3)	119,880	174,986	294,866
Constantin H. Beier(1)	120,000	174,986	294,986
Tonit M. Calaway(1)	130,000	174,986	304,986
Peter J. Farrell(2)	155,000	174,986	329,986
Robert J. Flanagan(2)	145,000	174,986	319,986
Rhonda O. Gass(2)(4)	109,872	174,986	284,858
Margaret G. Lewis(1)	135,000	174,986	309,986
Christopher J. Niehaus(2)	255,000	174,986	429,986
Elisabeth T. Stheeman(1)	120,000	174,986	294,986
1.Amounts in the Stock Awards Column reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718") with respect to awards of 2,778 Director RSAs received on July 1, 2025 and outstanding as of December 31, 2025 and any additional shares received pursuant to their elections, outlined in the footnotes below. The grant date fair value per share of these annual Director RSAs, computed in accordance with FASB ASC Topic 718, was $62.99. The assumptions on which these valuations are based are set forth in Note 14 to the consolidated financial statements included in our Annual Report. Director RSAs are delivered immediately upon vest.
2.Amounts in the Stock Awards column reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to awards of 2,778 Director RSUs received on July 1, 2025 and outstanding as of December 31, 2025 and any additional shares received pursuant to their elections, outlined in the footnotes below. The grant date fair value per share of these annual Director RSUs, computed in accordance with FASB ASC Topic 718, was $62.99. The assumptions on which these valuations are based are set forth in Note 14 to the consolidated financial statements included in our Annual Report. Directors received Director RSUs instead of Director RSAs because they elected to defer delivery of vested stock awards pursuant to the Deferred Compensation Plan.
3.Mr. Alexander, in lieu of cash, elected to receive his annual retainer and fees in the form of restricted stock awards. Mr. Alexander was issued 1,941 shares in lieu of cash retainer fees of $119,880.
4.Ms. Gass, in lieu of cash, elected to receive her annual retainer and fees in the form of Director RSUs. Ms. Gass was issued 1,779 Director RSUs in lieu of quarterly cash retainer fees of $109,872. Ms. Gass elected to defer delivery of shares until the February 15th following the year she leaves the Board.
5.There were no option awards, non-equity incentive compensation, or non-qualified deferred compensation granted to the Non-Employee Directors during 2025. The totals do not reflect dividends accrued during 2025 on the Stock Awards shown in the table because the dividends are reflected in the grant date fair values of the awards shown in the Stock Awards column.

18 2026 Proxy Statement

Corporate Governance
Shareholder Proposals
The date by which shareholder proposals must be received by W. P. Carey for inclusion in proxy materials relating to our 2027 Annual Meeting is December 4, 2026, and any such proposals must meet the other requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
In order for proposals submitted outside of Rule 14a-8 to be considered at the 2027 Annual Meeting, shareholder proposals, including shareholder nominations for Directors, must comply with the advance notice and eligibility requirements contained in the Bylaws. The Bylaws provide that shareholders are required to give advance notice to W. P. Carey of any business to be brought by a shareholder before an annual stockholders' meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice thereof to the Corporate Secretary of W. P. Carey at the principal executive offices of the Company, W. P. Carey Inc., One Manhattan West, 395 9th Avenue, 58th Floor, New York, NY 10001. In order to be timely, a shareholder's notice must be delivered not later than 5:00 p.m. Eastern Time on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting of shareholders nor earlier than the 150th day prior to the first anniversary of such mailing. Therefore, any shareholder proposals, including nominations for Directors, submitted outside of Rule 14a-8 to be voted on at the 2027 Annual Meeting must be received by W. P. Carey not earlier than November 4, 2026, and not later than December 4, 2026. However, in the event that the date of the 2027 Annual Meeting is advanced or delayed by more than 30 days from the anniversary date of the Annual Meeting, for notice by the shareholder to be timely, it must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m. Eastern Time on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made by W. P. Carey. Such proposals and nominations must be made in accordance with, and include the information required to be set forth by, the Bylaws. An untimely or incomplete proposal or nomination may be excluded from consideration at the 2027 Annual Meeting.
In addition to satisfying advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by the Company must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2027, which is 60 days prior to the anniversary date of the 2026 Annual Meeting.
A copy of our Bylaws is available upon request. Such requests and any shareholder proposals should be sent to Susan C. Hyde, Corporate Secretary, W. P. Carey Inc., One Manhattan West, 395 9th Avenue, 58th Floor, New York, NY 10001. These procedures apply to any matter that a shareholder wishes to raise at any annual meeting, including those matters raised other than pursuant to Rule 14a-8. A shareholder proposal that does not meet the requirements summarized above or listed in the Bylaws will be considered untimely, and any proxy solicited by W. P. Carey may confer discretionary authority to vote on such proposal.
Other Communications with the Board
We value your input. Shareholders and other interested persons who wish to send communications on any topic to the Board, the Non-Executive Chair of the Board or the independent Directors as a group may do so by writing to the Non-Executive Chair of the Board at the principal executive offices of W. P. Carey Inc.
The NCG Committee has approved a process for handling communications to the Board in which, absent unusual circumstances or as contemplated by Committee charters, and subject to any required assistance or advice from legal counsel, Ms. Hyde, the Corporate Secretary of the Company, is responsible for monitoring communications and providing copies or summaries of such communications to the Directors as she considers appropriate. The Board will give appropriate attention to written communications that are submitted and respond if and as appropriate.
Code of Ethics
Our Board has adopted a Code of Business Conduct and Ethics (the "Code of Ethics"), that applies to our Directors, officers and employees. Among other matters, our Code of Ethics is designed to deter wrongdoing and to promote:
■Honest and ethical conduct;
■A culture of accountability, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
■Compliance with applicable governmental laws, rules and regulations;
■A zero tolerance policy for bribes, kickbacks or similar payments of any kind;
■Full and accurate information in our SEC reports and other public communications; and
■Accountability for adherence to the Code of Ethics.

2026 Proxy Statement 19

Corporate Governance
A waiver of the Code of Ethics may only be granted by the Board or the NCG Committee and will be promptly disclosed as required by law or NYSE regulations.
Our Chief Ethics Officer reports directly to the CEO and has primary authority over and responsibility for the administration of our Code of Ethics, subject to the oversight of the NCG Committee.
Our Code of Ethics is available on our website under the heading "Corporate Governance" in the "Investors" section. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this Proxy Statement or incorporated into any other filing that we submit to the SEC.
Whistleblower Hotline
Our Code of Ethics establishes procedures for the receipt, retention and treatment of complaints regarding improper or questionable accounting, internal accounting controls or auditing and other matters involving the Company with a secure, independent whistleblower hotline and website to ensure the confidential, anonymous submission of such complaints. Since implementation of the whistleblower policy, we have received no material complaints or submissions through our whistleblower reporting process.
Corporate Governance Guidelines
Our Corporate Governance Guidelines seek to ensure that our Directors act in the best interests of the Company and its shareholders at all times. Our Corporate Governance Guidelines contain a limitation on over-boarding by our directors, with a maximum of four public company boards (including that of the Company but excluding any of our affiliates), with members of the Audit Committee limited to serving on three such boards and our CEO limited to serving on two such boards
Human Rights Policy
Human rights is a core value that we seek to embed at all levels of our business. We have adopted a Human Rights Policy that formalizes our commitment to principles that promote and protect human rights. In 2025, all employees completed Respect in the Workplace training, which reinforces our ongoing commitment to an inclusive environment and educates our workforce on the values and behaviors highlighted in our Human Rights Policy. Our Human Rights Policy applies to all of our employees, including part-time and temporary workers, tenants and independent contractors. In addition, we have a Vendor Code of Conduct to communicate to our vendors our expectations regarding ethical business practices, commitments to human capital and rights, corporate governance and regulatory compliance and environmental sustainability. Our Human Rights Policy and Vendor Code of Conduct are available on our website under the heading "Corporate Governance" in the "Investors" section.
ESG Policy Statement
Our ESG Policy Statement details our objectives across the environmental, social and governances areas, which were approved by our Board of Directors and are supported by management. Our ESG Policy Statement is available in the "Corporate Responsibility" section of our website under the heading "Governance."
Compliance with Anti-Bribery, Foreign Corrupt Practices Act and Office of Foreign Assets Control Requirements
It is our policy to prohibit all bribes, kickbacks or other similar payments, or anything else of value in any form, made or given directly or indirectly to or for anyone for the purpose of obtaining or retaining business or obtaining any other favorable action. We comply with all applicable laws and adhere to the highest level of ethical conduct, including international anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act, United Kingdom Bribery Act and similar laws in other jurisdictions. In that regard, we have adopted an Anti-Bribery and Foreign Corrupt Practices Act Policy that is posted on our employee portal and periodically distributed to appropriate personnel, and we ensure compliance with that policy by monitoring our activities abroad and through periodic employee training.
In addition, we have policies and procedures in place that promote and articulate our compliance with U.S. economic sanctions administered by the U.S. Department of the Treasury's Office of Foreign Assets Control in all facets of our operations. We use a screening vendor with respect to all payments that we initiate. Our Economic Sanctions Compliance Policy is periodically distributed to appropriate personnel.
Conflicts of interest, while not prohibited in all cases, may be harmful to W. P. Carey and therefore must be disclosed in accordance with the Code of Ethics. Our Chief Ethics Officer, or, in his or her absence, our Chief Legal Officer, has primary authority over and responsibility for the administration of the Code of Ethics subject to the oversight of the NCG Committee or, in the case of accounting, internal accounting controls or auditing matters, the Audit Committee.

20 2026 Proxy Statement

Corporate Governance
Certain Relationships and Related–Party Transactions
POLICIES AND PROCEDURES WITH RESPECT TO RELATED–PARTY TRANSACTIONS
Our executive officers and directors are committed to upholding the highest legal and ethical conduct in fulfilling their responsibilities and recognize that related–party transactions can present a heightened risk of potential or actual conflicts of interest. Employees, officers and directors have an obligation to act in the best interest of W. P. Carey and to put such interests at all times ahead of their own personal interests. In addition, all of our employees, officers and directors should seek to avoid any action or interest that conflicts with or gives the appearance of a conflict with the Company's interests. According to our written Code of Ethics, a conflict of interest occurs when a person's private economic or other interest conflicts with, is reasonably expected to conflict with or may give the appearance of conflicting with any interest of W. P. Carey. The following conflicts of interest are prohibited, and each employee, officer and director must take all reasonable steps to detect, prevent and eliminate such conflicts:
■Working in any capacity–including service on a board of directors or trustees, or on a committee thereof–for a competitor while employed by W. P. Carey.
■Competing with W. P. Carey for the purchase, sale or financing of property, services or other interests.
■Soliciting or accepting any personal benefit from a third party, including any competitor, customer or service provider, in exchange for any benefit from W. P. Carey. Applicable policies may permit the acceptance of gifts and entertainment from third parties, subject to certain limitations. Individuals are expected to adhere to these policies where applicable and in general to limit acceptance of benefits to those that are reasonable and customary in a business environment and that are not reasonably likely to improperly influence the individual.
If there are any potential related–party transactions, all of the relevant material facts and the related person's interest in the transaction will be reviewed by the Board before approval is granted under the Company's written procedures. A permitted related–party transaction must be considered to be in the best interests of W. P. Carey.
TRANSACTIONS WITH NLOP
We earn revenue and receive reimbursements in our role as advisor to Net Lease Office Properties (NLOP) pursuant to the NLOP advisory agreements. Additionally, in March 2025, we formed a wholly owned captive insurance company, which commenced operations in May 2025 and insures a portion of the North American real property portfolios of each of NLOP and us.
Jason Fox, our CEO and President and member of our Board, is also the CEO and Chair of the Board of NLOP. For more information regarding these transactions and the fees received by W. P. Carey from NLOP, see Note 4 to the consolidated financial statements in our Annual Report.

2026 Proxy Statement 21

Corporate Responsibility

"By its nature, our work promotes jobs and prosperity. Doing Good While Doing Well means that when we are financing properties for companies, we are also helping the communities those companies serve. It is important to always ask, 'What is the impact of what we are doing? What is good for society? What is good for the country?'"
—Wm. Polk Carey, Founder, W. P. Carey Inc., 2001

We believe—as our founder, Wm. Polk Carey, did—that good corporate citizenship is fundamental to good business and helps create long-term value for our investors. Since our founding in 1973, we have been guided by our two core principles: Investing for the Long Run® and Doing Good While Doing Well®, which shape the way we run our business and view the world. Today, his vision and values live on through our corporate responsibility initiatives, which are embedded in our business decisions and support our business strategy. Additional information regarding our corporate responsibility initiatives, including our Corporate Responsibility Report, is available on our website at www.wpcarey.com/corporate-responsibility.
The NCG Committee of our Board is responsible for overseeing our corporate responsibility initiatives, which are also reviewed periodically by the full Board. With Board-level oversight, our cross-functional ESG Committee, co-chaired by our Head of Asset Management and Chief Administrative Officer and composed of members throughout the organization, serves to support our ongoing commitment to environmental and sustainability initiatives, social responsibility and corporate governance.
We maintain an active dialogue with our investors, providing us with both insights into the factors that drive their investment decisions, including our strategy and performance, and the opportunity to solicit and respond to their feedback. During 2025, we met with more than 330 equity and fixed-income buy-side investment professionals, primarily through a combination of non-deal roadshows, conferences and meetings.
Environmental Initiatives
As a net lease real estate investment trust (REIT), substantially all our properties are leased to our tenants on a triple-net basis, whereby tenants are responsible for maintenance and day-to-day management of the properties, including energy usage and sustainability practices. Despite this lack of direct control, we strive to lead the net lease industry in environmental sustainability by taking a proactive and transparent approach to quantifying and reducing our global carbon footprint.
2025 HIGHLIGHTS INCLUDE
■Pursued solar opportunities via CareySolar®, increasing total solar in our portfolio to approximately 38 megawatts (MW) as of December 31, 2025
■Conducted a comprehensive climate risk assessment providing insights into the long-term resilience of our portfolio
■Increased the percentage of our portfolio(1) (by square feet) tied to a lease that includes green lease provisions to 38%, driving improved insight into the power consumption and carbon footprint of our portfolio
■Maintained enrollment in our tenant electricity usage data reporting in excess of 60%, as a percentage of square footage
■Owned over 6 million square feet of green-certified buildings as of December 31, 2025
Social Responsibility
HUMAN CAPITAL MANAGEMENT
When we Invest for the Long Run, our employees are at the core of that philosophy. We strive to make W. P. Carey a great place to work and to maintain a culture where everyone feels valued for who they are and for their contributions. We endeavor to make our company an inclusive environment where everyone is welcome, respected and has the resources and opportunities to advance in their careers.
As of December 31, 2025, we had 199 employees, including our CEO, ranging in age from 22 to 80, with an average age of 39. Our employees, located in New York, Amsterdam, London and Dallas, represent various backgrounds and speak 26 languages. Women represented 48% of our global workforce.
1.Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties).

22 2026 Proxy Statement

Corporate Responsibility
Our median employee tenure is 7.3 years, and our voluntary turnover rate for 2025 was 5%, significantly lower than the turnover rates reported for the financial services and real estate industries.
We invest in our people through meaningful development opportunities that support career growth and drive long-term business success. In 2025, our employees, including management, completed over 2,000 total training hours, with an average of 10 training hours per employee. Required annual trainings include Respect in the Workplace and cybersecurity training, both of which had 100% participation among active employees, including management, as of December 31, 2025. We also offer programs in professional development, AI, health and wellness, and safety, along with comprehensive onboarding for new hires. Our annual performance reviews also encourage feedback, goal setting and development.
We take great care in focusing on the health and wellness of our employees and their families. We offer premium-free medical, dental, and vision insurance for employees, their families and domestic partners. This is complemented by the Carey Fund, which reimburses healthcare costs not covered by insurance, and a company-funded Lifestyle Spending Account, which allows employees and their families to allocate funds towards physical, financial and emotional wellness. Additional benefits include company-paid life and AD&D insurance, primary and secondary caregiver leave, and a comprehensive Employee Assistance Program. Financial wellness is supported through competitive compensation programs, a company-funded profit-sharing retirement plan, reproductive and family planning financial support, and grants of RSUs for milestone anniversaries.
We conduct a pay equity analysis each year, with the assistance of a labor economist, to ensure that employees who perform similar work under similar circumstances are paid similar wages. We are pleased this analysis confirms that our pay practices are fair and equitable.
2025 HIGHLIGHTS INCLUDE
■Certified™ by Great Place to Work® in both the U.S. and the Netherlands, based entirely on what current employees say about their experience working at W. P. Carey
■Selected as one of Fortune's Best Workplaces in Real Estate™, Best Medium Workplaces™ and Best Workplaces in New York™
■Recognized as one of CRE's Best Places to Work of 2025 by GlobeSt
■Maintained a voluntary turnover rate of 5%, significantly lower than the turnover rates reported for the financial services and real estate industries
CORPORATE CITIZENSHIP
Wm. Polk Carey established the W. P. Carey Foundation in 1990 with a primary mission to support educational institutions and promote business education, with the larger goal of improving America's competitiveness in the world.
As good stewards of our communities, W. P. Carey continues to support educational programs as well as hospitals, museums and other community organizations. In addition, to continue our founder's mission to encourage personal generosity, in the spirit of Doing Good While Doing Well, the W. P. Carey Foundation supports the philanthropic activities of the W. P. Carey community by matching certain charitable contributions made by our employees and directors.
Our Carey Forward employee volunteer program was established in 2013 shortly after the passing of Wm. Polk Carey and was inspired by his generosity. We have continued growing Carey Forward through our employees' collective commitment to building and fostering productive relationships between our Company and our communities. The program is funded by the Company and encourages employees to participate in philanthropic and charitable activities, devote their time and resources to meaningful causes and bring to philanthropic and community organizations the same level of skill and excellence they devote to their professional responsibilities. Although the organizations and activities we support can vary, our focus is often on youth development and education, hunger relief, health care, and arts and restoration.
2025 HIGHLIGHTS INCLUDE
■Donated approximately $650,000, as good stewards of our communities, to support educational programs, hospitals, museums and other community organizations
■Provided employees volunteer opportunities in our local communities, including with Billion Oyster Project, God's Love We Deliver, Voedselbank Amsterdam, and Volunteers of America
■Matching of over $250,000 of donations made by our employees and directors to eligible organizations by the W. P. Carey Foundation, in the spirit of Doing Good While Doing Well

2026 Proxy Statement 23

Corporate Responsibility
Governance
We believe that a company's tone is set at the top and are proud to report on our Board-level governance provisions, many of which are recognized as best practices.
These governance provisions are supplemented by our Code of Business Conduct and Ethics, Human Rights Policy, ESG Policy Statement and procedures governing related–party transactions, which are important elements of our overall approach to governance and are described on our website under the heading "Corporate Governance" in the "Investors" section.
2025 HIGHLIGHTS INCLUDE
■Maintained the highest QualityScore rating of "1" in Governance from ISS
■Published our seventh annual stand-alone Corporate Responsibility Report
■Maintained GRESB Public Disclosure Level of "A"
■Women represent 44% of our Board

24 2026 Proxy Statement

Named Executive Officers for 2026

Jason E. Fox, Chief Executive Officer, Age 53
Mr. Fox became CEO on January 1, 2018, and has been an executive officer since 2015. Since he is also a Board member, his biography appears in "Proposal One: Election of Nine Directors" section.

ToniAnn Sanzone, Chief Financial Officer, Age 49
■Chief Financial Officer (since 2017; Interim 2016–2017)
■Chief Accounting Officer (2015–2016)
■Global Corporate Controller (2013–2015)
Net Lease Office Properties (NYSE: NLOP): Chief Financial Officer (since November 2023)
Ms. Sanzone has helped guide the Company through its rapid evolution in recent years and is responsible for overseeing vital financial and risk mitigation functions in both the U.S. and Europe, including accounting and financial reporting, corporate finance, information technology, internal audit, tax and treasury. She sits on the Company's Operating Committee and Investment Committee. She also serves as the Chief Financial Officer of Net Lease Office Properties. Ms. Sanzone also served as Chief Financial Officer of CPA:18 – Global until its merger with and into the Company in August 2022. Prior to joining the Company, Ms. Sanzone served as Corporate Controller and in various other capacities at iStar Inc., a publicly traded REIT, from 2006 to 2013 and held various accounting and financial reporting roles at Bed Bath & Beyond Inc. from 2004 to 2006. She also occupied various positions in the assurance and advisory services practice of Deloitte LLP from 1998 to 2004 and is a certified public accountant.

Brooks G. Gordon, Managing Director and Head of Asset Management, Age 42
■Head of Asset Management (since 2016)
■Head of North American Asset Management (2014–2016)
■Various roles in the Asset Management Department (since 2006)
The Hinckley Company: Board Member (2010–June 2024)
Mr. Gordon oversees domestic and international asset management and development activity across all property types. He began his career with the Company over 19 years ago and has spearheaded the Company's proactive asset management strategy, including a focus on organic investment opportunities and developing an agile, data-driven approach to management of the Company's growing portfolio. Mr. Gordon sits on the Company's Operating Committee and Investment Committee and co-chairs the ESG Committee, where he oversees sustainability initiatives globally.

2026 Proxy Statement 25

Executive Officers

Jeremiah H. Gregory, Managing Director and Head of Strategy and Capital Markets, Age 49
■Head of Strategy and Capital Markets (since February 2025)
■Head of Capital Markets and Managing Director, Strategic Planning (2016–February 2025)
■Director of Corporate Finance (2013–2016)
Mr. Gregory oversees balance sheet strategy and execution for all capital markets transactions, including equity, bonds, credit facilities and FX hedging. He leads communication with rating agencies, institutional investors and investment banks and manages lender relations. Mr. Gregory’s responsibilities also comprise strategic initiatives and corporate transactions, including the Company’s 2014, 2018 and 2022 mergers with previously managed funds CPA®:16 – Global, CPA®:17 – Global and CPA®:18 – Global. He sits on the Company’s Operating Committee and Investment Committee. Before joining the Company, Mr. Gregory served as a vice president and director in the Real Estate Investment Banking Group at Barclays and as an associate at Lehman Brothers in the global real estate group where he advised on and executed a wide variety of M&A, capital markets and principal transactions for public REITs and real estate sponsors. Prior to his investment banking experience, he worked at BRIDGE Housing Corporation, a multifamily real estate development company.

Gino M. Sabatini, Managing Director and Head of Investments, Age 57
■Head of Investments (since 2016)
■Head of U.S. Net Lease Investments (2015–2016)
■Co-Head of Global Investments (2012–2015)
■Co-Head of Domestic Investments (2011–2012)
■Various roles in the Investments Department (since 2000)
Mr. Sabatini has served as Head of Investments since 2016, where he oversees the sourcing, negotiating and structuring of all investments in North America and Europe. Since joining the firm in 2000, he has held a series of roles in the Investments Department, including Co-Head of Global Investments starting in 2012 and Head of U.S. Net Lease Investments in 2015. He is also a member of the Company's Operating Committee and internal Investment Committee, contributing to strategic direction and key investment decision-making.

26 2026 Proxy Statement

Proposal Two:
Advisory Vote on Executive Compensation
The Board and the Compensation Committee, which is responsible for designing and administering W. P. Carey's executive compensation program, value the opinions expressed by shareholders in their vote on this proposal and will review and consider the outcome of the vote when making future decisions on executive compensation.
At our annual meeting of stockholders held on June 11, 2020, the Board recommended, and stockholders voted, to hold this advisory vote, known as a "Say-on-Pay" vote, every year, with which the Board agreed. Accordingly, and pursuant to SEC rules (and Section 14A of the Exchange Act), in this Proposal Two, shareholders are being asked to vote on the following resolution:
RESOLVED, that the shareholders of W. P. Carey approve, on an advisory basis, the compensation of the Company's NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the related compensation tables and narrative discussion in this Proxy Statement.
Our goal is to maintain an executive compensation program that fosters the short- and long-term goals of the Company and its shareholders. We seek to accomplish this goal by motivating our senior leadership group to achieve a high level of financial performance. We believe that our executive compensation program is designed to align executive pay with performance and to motivate management to make sound financial decisions that increase the value of the Company.
Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority of the votes cast by the stockholders at the virtual meeting, or by proxy, is necessary for approval of Proposal Two. However, as an advisory vote, Proposal Two is not binding upon the Board, the Compensation Committee or W. P. Carey.

The Board recommends a vote FOR the approval, on an advisory basis, of the foregoing resolution approving the Company's executive compensation.

2026 Proxy Statement 27

Executive Compensation
Compensation Discussion and Analysis
The following pages discuss the process and philosophy guiding compensation decisions for the following NEOs during 2025:
■Jason E. Fox – Chief Executive Officer
■ToniAnn Sanzone – Chief Financial Officer
■Brooks G. Gordon – Head of Asset Management
■Jeremiah H. Gregory – Head of Strategy and Capital Markets
■Gino M. Sabatini – Head of Investments
Compensation Principles
The Company's executive compensation programs have continued to evolve in structure but follow three basic principles, first established by the Company's late founder, Mr. Wm. Polk Carey:

1	Compensation levels should be conservative and prudent.	2	Compensation should adequately reward those who create value for the Company and its shareholders.	3	Compensation should be tied to the Company's financial performance.

■ The Compensation Committee annually reviews the pay levels of our NEOs against those of our peers and generally finds our base salaries to be conservative and total compensation within a reasonable range of the median of our peers.

■ Approximately 74% of CEO pay and 52% of the remaining NEOs' pay opportunity is provided through equity-based compensation tied to long-term performance and vesting.
■ The Compensation Committee believes that senior management pay outcomes over time should be aligned with the shareholder experience.
■ Further, each of our NEOs is subject to rigorous stock ownership guidelines and our clawback and recoupment policies.

■ For 2025, 90% and 82% of the pay opportunity for our CEO and remaining NEOs, respectively, was at risk and subject to Company and/or stock price performance.
■ The Compensation Committee maintained the annual cash bonus plan and long-term incentive plan designs from 2024 into 2025.
■ The ultimate value of the performance-based equity awards granted in 2025 is tied to three-year relative TSR and three-year AFFO per share growth.

In addition to the framework set by these principles, the Compensation Committee considered a number of factors in determining 2025 compensation levels for NEOs to help ensure alignment with the Company's performance in 2025.
■The Company's financial and market performance compared to prior years;
■Performance against predefined objectives, including financial metrics, execution of strategic objectives and new investments;
■Performance versus a peer group of companies as well as the REIT industry and broader economic environment; and
■A particular focus on TSR performance.
W. P. CAREY RANK VERSUS COMPANIES IN THE MSCI US REIT INDEX

1-Year	3-Year	5-Year	10-Year

#15 out of 116	#81 out of 113	#55 out of 112	#35 out of 100

28 2026 Proxy Statement

Executive Compensation
2025 Business Highlights
The Compensation Committee also considered the following factors:
■The Company completed record investment volume of $2.1 billion, at a weighted-average initial cash cap rate of 7.6% and an estimated average yield of approximately 9.2%, reflecting contractual rent escalations over the terms of the leases.
■We generated AFFO(1) per share of $4.97 for 2025, an increase of 5.7% over the prior year.
■During 2025, the Company declared cash dividends totaling $3.62 per share, an increase of 3.7% over the prior year, representing an attractive dividend yield of over 5%.
■We ended the year with a strong investment grade balance sheet, including substantial liquidity totaling $2.2 billion.
■Our total shareholder return for the year was 25%, significantly outperforming the MSCI US REIT Index return of 2.9%.
Compensation Highlights
2025 BASE SALARIES
While the Compensation Committee reviews peer group data for base salary as part of its decision‑making process, it places greater emphasis on overall total compensation, with a particular focus on at‑risk compensation opportunities. In this context, the Committee considers base salary adjustments in light of their impact on total compensation. Based on current and historical market analyses, base salaries for the NEO group have generally been below the peer median. Consistent with this philosophy, the Compensation Committee did not increase base salaries for any NEO in 2025, except for Ms. Sanzone, our CFO, and Mr. Gregory, who became an NEO in February 2025. These decisions were influenced by a market assessment, conducted by the Committee's independent compensation consultant, Frederic W. Cook & Co., Inc. ("FW Cook").
2025 BONUS PAYMENTS
Our NEOs earned bonuses ranging from 114.7% to 118.2% of the target award. For 2025, our annual cash bonus plan ("ACB Plan") included both financial metrics and a strategic component for all NEOs. In addition to the Company's financial and strategic targets, Mr. Sabatini had a portion of his bonus tied to the performance of the Investments team that he leads. The following three financial metrics were used to calculate the funding of the formulaic portion of the NEO bonuses, which comprised two-thirds of the overall ACB Plan, with the exception of Mr. Sabatini as described above: AFFO per share (weighted 70%), net debt-to-adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") (weighted 20%) and cash interest coverage ratio (weighted 10%).
2023-2025 PERFORMANCE SHARE UNIT AWARD PAYOUTS
In January 2023, PSUs were granted contingent on three-year performance against a preestablished metric of TSR relative to the constituents of the MSCI US REIT Index ("Relative TSR") up to 300% of target. PSUs for periods before and after 2023 included a Relative TSR metric and a metric tied to AFFO per share growth. In early 2023, the Committee determined to use Relative TSR as the sole metric given the then anticipated strategic exit from office assets that would make establishing three-year AFFO per share growth goals impractical. In February 2026, the Committee certified the performance achievement and approved a payout equal to 71% of target to all holders of such awards, including all of the NEOs.
2025 LONG-TERM INCENTIVE GRANTS
The Compensation Committee maintained the same type of long-term incentive grants as in prior years and, in 2025, authorized grants to the NEOs in the form of PSUs and time-based RSUs. The Compensation Committee believes this mix of grants creates a strong connection between our multi-year performance and the actual payouts realized by our NEOs. RSUs vest in equal annual installments over a three-year period. For 2025, PSUs measure performance over a three-year period (2025–2027) and vest based on performance measured against two evenly weighted metrics TSR relative to the constituents of the MSCI US REIT Index and AFFO per share growth. No stock options were granted to our NEOs in 2025.
RESULTS OF 2025 ADVISORY VOTE ON EXECUTIVE COMPENSATION
At our 2025 Annual Meeting, more than 90% of the votes cast were in favor of our Say-on-Pay proposal. The Compensation Committee considered the outcome of that advisory vote to reflect approval of the Compensation Committee's compensation philosophy and implementation. The Compensation Committee will continue to consider the outcome of our Say-on-Pay votes and any other shareholder feedback when making future compensation decisions for NEOs.

1.See Appendix A for a description of this non-GAAP financial measure.

2026 Proxy Statement 29

Executive Compensation
COMPENSATION PHILOSOPHY AND DECISION-MAKING PROCESS
Our compensation philosophy and processes for compensating executive officers are overseen by the Compensation Committee. The Compensation Committee currently consists of four directors, each of whom is independent within the meaning of the listing standards of the NYSE. The Compensation Committee's responsibilities include setting our executive compensation principles and objectives, setting and approving the compensation of executive officers and monitoring and approving our general compensation programs.
The Compensation Committee relies on input from both management and from its independent compensation consultant to assist in making its determinations. Although the Compensation Committee receives information and recommendations regarding the design of the compensation program and level of compensation for NEOs from these sources, it retains the sole authority to make final decisions as to both the types of compensation awarded and the compensation levels for these executives.
Compensation Philosophy
Our compensation programs are designed to align executive pay with our performance and to motivate management to make sound financial decisions that increase the value of the Company. The Compensation Committee believes that a blend of incentive programs is the most appropriate way to encourage the achievement of outstanding financial performance and alignment with shareholders. In determining the compensation of our NEOs, the Compensation Committee generally relies on formulaic incentive programs while maintaining the ability to exercise its best judgment and take into account the many aspects of performance that make up an individual's contribution to the Company's success, including teamwork, creativity, good judgment and integrity.
For 2025 compensation, the Compensation Committee examined a broad range of information on financial performance, as described above. The Compensation Committee also reviewed information on the performance of and contributions made by individual executive officers (other than the CEO) and, in doing so, placed substantial reliance on information received from, and the judgment of, the CEO. The Compensation Committee's decisions with regard to CEO compensation are made in executive session in consultation with its independent compensation consultant. The Compensation Committee also periodically reviews independent survey data, other public filings and peer group data provided by its independent compensation consultant as market reference points for all NEOs. The Compensation Committee strives to provide target pay opportunities (including base, bonus and long-term incentives) that generally fall within a 15% range of the median of the market but acknowledges that individual positioning may vary due to tenure, contribution, performance and uniqueness of role.
Role of the Independent Compensation Consultant
The Compensation Committee engages an independent consultant to provide guidance on a variety of compensation matters. During 2025, the Compensation Committee continued to engage FW Cook as its independent compensation consultant. FW Cook conducts independent studies and provides objective advice on executive and nonemployee director compensation. FW Cook's role with the Company is as an advisor to the Compensation Committee on executive compensation matters. Each year, the Compensation Committee conducts an assessment, as required by SEC rules, to determine if any conflicts of interest exist with regard to its engagement of FW Cook. In conducting that assessment for 2025, the Compensation Committee reviewed a variety of factors, including those required by SEC rules, and determined that no such conflict of interest exists and that it is independent under the applicable SEC and NYSE listing independence criteria.
Peer Comparison Group
When determining compensation levels for NEOs, the Compensation Committee considers several external market reference points, including published survey data and the competitive pay levels of an established group of publicly traded peer companies. This peer comparison group consists of companies having similar characteristics to us, as noted below, and with whom we compete for executive talent. FW Cook annually reviews the peer group to confirm the overall reasonableness of the group for compensation and design benchmarking purposes. The Compensation Committee then determines what changes, if any, are appropriate.
The companies included in the peer group generally have the following characteristics:
■Companies that operate as publicly traded, internally-managed REITs;
■Companies within a reasonable size range, primarily measured by market capitalization and enterprise value; and
■Companies that may meet additional qualitative criteria intended to identify those most similar in business model and asset mix to the Company, including factors such as net lease focus, exposure to multiple asset classes, national diversity, diversified tenant base and international operations.

30 2026 Proxy Statement

Executive Compensation
In March 2024, the Compensation Committee, with input from management and FW Cook, reviewed and approved changes to the peer group used to inform 2025 pay decisions. Based on the review, the Compensation Committee determined to add Rexford Industrial and VICI Properties to the Company's peer group.

Peer Group (used to inform 2025 pay decisions)

Alexandria Real Estate Equities	Healthpeak Properties	Realty Income Corporation
Brixmor Property Group	Kimco Realty Corporation	Rexford Industrial
Digital Realty Trust	Medical Properties Trust	Ventas
EPR Properties	NNN REIT	VICI Properties
Gaming and Leisure Properties	Omega Healthcare	Welltower
Peer Group Changes
In March 2025, the Compensation Committee, with input from management and FW Cook, reviewed and approved changes to the peer group used to inform 2026 pay decisions. Based on the review, the Compensation Committee determined to remove Welltower and add Essential Properties to the Company's peer group.

Peer Group (used to inform 2026 pay decisions)

Alexandria Real Estate Equities	Gaming and Leisure Properties	Omega Healthcare
Brixmor Property Group	Healthpeak Properties	Realty Income Corporation
Digital Realty Trust	Kimco Realty Corporation	Rexford Industrial
EPR Properties	Medical Properties Trust	Ventas
Essential Properties	NNN REIT	VICI Properties

2026 Proxy Statement 31

Executive Compensation
Elements of Compensation
We use base salary, annual cash incentives and long-term equity incentives, as well as a range of benefit plans, as tools to help achieve our compensation objectives. Our approach to the mix of compensation among these elements emphasizes variable compensation, including bonuses and long-term incentives in the form of stock-based awards, over fixed compensation. The emphasis on stock-based awards vesting over time helps promote a long-term perspective and further align management's interests with those of our shareholders.

Element	Form	Compensation Objectives and Key Features

Base Salary	Fixed Cash
■ Fixed compensation component that provides a base level of competitive cash to compensate the executive officer for the scope and complexity of the position
■ Amounts based on an evaluation of the executive officer's experience, position and responsibility; intended to be competitive in the marketplace to attract and retain executives

Annual Cash Incentive Award	Performance-Based Cash
■ Variable cash compensation component that provides an incentive opportunity based on performance against formulaic financial metrics including AFFO per share, net debt-to-adjusted EBITDA ratio and Cash Interest Expense Coverage and qualitative metrics tied to broader strategic goals.
■ Most NEOs had two-thirds of their bonus tied to financial metrics and one-third tied to strategic achievements. Mr. Sabatini's bonus was tied two-thirds to the performance of the Investments team that he leads and one-third to the financial and strategic metrics applicable to our other NEOs.

Long-Term Equity Incentives	Performance Stock Units (60% of LTI value) and Restricted Stock Units (40% of LTI value)
■ Variable equity compensation designed to foster meaningful ownership of our common stock by management, align the interests of our management with the creation of long-term shareholder value and motivate our management to achieve long-term growth for the Company
■ For 2025, PSU awards under the long-term incentive plan ("LTIP") were tied to two equally weighted measures: TSR relative to the constituents of the MSCI US REIT Index and AFFO per share growth.
■ RSU awards vest in equal annual installments over a three-year period.

Base salary generally comprises a relatively small portion of our CEO and other NEO pay (11% and an average of 18% in 2025, respectively). The equity portion of pay has tended to represent the largest portion of our CEO and other NEO total pay (74% and an average of 52% in 2025, respectively) based on the Compensation Committee's philosophy of aligning executive compensation with Company performance and shareholder interests.
The table below summarizes the 2025 elements of compensation and resulting target total compensation for each of the NEOs.

Executive	Base Salary ($)	Target Annual Cash Incentive Opportunity ($)	Target Long-Term Equity Grant ($)	Target Total Compensation ($)

Jason E. Fox	1,000,000	1,500,000	7,000,000	9,500,000
ToniAnn Sanzone	650,000	750,000	2,400,000	3,800,000
Brooks G. Gordon	450,000	550,000	1,050,000	2,050,000
Jeremiah H. Gregory	450,000	750,000	1,300,000	2,500,000
Gino M. Sabatini	500,000	1,500,000	1,350,000	3,350,000

32 2026 Proxy Statement

Executive Compensation
For 2025, the mix for total compensation is illustrated in the following graphs:

Chief Executive Officer Pay Mix 2025[1]

Base Salary 11%
Target Bonus 16%
Long-Term Incentive 74%
At-Risk 90%

Other NEOs Pay Mix 2025

Base Salary 18%
Target Bonus 30%
Long-Term Incentive 52%
At-Risk 82%

1.Amounts will not sum to 100% due to rounding.
BASE SALARY
Base salary is intended to reflect job responsibilities and set a minimum baseline for compensation. Our overall philosophy is that, in most cases, base salaries for officers, including those for NEOs, are viewed as a significantly smaller component of their overall compensation than variable elements of compensation. When setting such salary levels, the Compensation Committee considered the following factors:
■the nature and responsibility of the position;
■the expertise of the individual executive;
■changes in the cost of living and inflation;
■the competitive labor market for the executive's services; and
■the recommendations of the CEO with respect to NEOs who report to him.
Base salaries for the NEOs are subject to annual review by the Compensation Committee, which considers competitive market data provided by FW Cook.
The Compensation Committee may determine to adjust NEO salaries, individually or overall, at any time. While the Compensation Committee reviews peer group data for base salary as part of its decision‑making process, it places greater emphasis on overall total compensation, with a particular focus on at‑risk compensation opportunities. In this context, the Committee considers base salary adjustments in light of their impact on total compensation. Based on current and historical market analyses, base salaries for the NEO group have generally been below the peer median. Consistent with this philosophy, the Compensation Committee did not increase base salaries for any NEO in 2025, except for Ms. Sanzone, our CFO, and Mr. Gregory, who became an NEO in February 2025.
ANNUAL CASH INCENTIVES
Our 2025 ACB Plan was designed to motivate our NEOs to deliver strong financial performance and to provide a clear link between pay and performance.
The Compensation Committee established target bonus opportunities for each NEO based on a variety of factors, including competitive market data, individual performance and role criticality. All NEOs had a portion of their bonus tied to financial metrics and a portion tied to strategic achievements. In addition to the Company’s financial and strategic targets, Mr. Sabatini also had a portion of his bonus tied to the performance of the Investments team that he leads. The Compensation Committee awarded Mr. Fox an overall payout of 118.0% of target and Mr. Sabatini received an overall payout of 118.2% of target, with a portion of his bonus paid as time-based RSUs that vest over a three-year period. The remaining NEOs were awarded an overall payout of 114.7% of target.

2026 Proxy Statement 33

Executive Compensation
ACTUAL BONUSES AWARDED TO THE NEOs:

								2025 Annual
								Bonus Earned
	2024 Bonus	Financial Performance		Strategic Performance		Investments(1)			Payout as
Executive	Target ($)	Target ($)	Payout	Target ($)	Payout	Target ($)	Payout	Amount ($)	% of Target

Jason E. Fox	1,500,000	1,000,000	102.0%	500,000	150%	—	—%	1,770,000	118.0%
ToniAnn Sanzone	750,000	500,000	102.0%	250,000	140%	—	—%	860,250	114.7%
Brooks G. Gordon	550,000	367,000	102.0%	183,000	140%	—	—%	630,850	114.7%
Jeremiah H. Gregory	750,000	500,000	102.0%	250,000	140%	—	—%	860,250	114.7%
Gino M. Sabatini	1,500,000	334,000	102.0%	166,000	140%	1,000,000	120.0%	1,773,000	118.2%
1.Only Mr. Sabatini has a bonus target measured against performance of the Investments Department, which he leads. Mr. Sabatini earned $1,200,000 based on 2025 Investments Department results, which was paid $1,000,000 in cash and $200,000 (the full portion above target) in equity, issued in January 2026. Mr. Sabatini's bonus portion tied to the Investment Department provides for any portion above target to be paid in time-based RSUs vesting over a three-year period.
Funding of the financial performance metrics was calculated using three financial performance metrics, AFFO per share (weighted 70%), Net Debt to Adjusted EBITDA (weighted 20%) and Cash Interest Expense Coverage (weighted 10%). The Compensation Committee placed the highest weighting on AFFO per share, as it represents a key metric of our financial success. Our Net Debt to Adjusted EBITDA and Cash Interest Expense Coverage results help us maintain a competitive cost of capital, which serves as a key driver of our future growth. Our three metrics are all distinct, measurable and rigorous and provide our NEOs with a clear view of how our financial performance impacts compensation. Funding based on the financial performance of these three metrics ranges from 50% to 150% of target, with zero payout for performance below the threshold level. The Compensation Committee maintains its discretion to increase or decrease the formulaically funded payout based on its assessment of overall Company performance in appropriate circumstances.

34 2026 Proxy Statement

Executive Compensation

Financial Performance Metric	Weighting	Performance Range	Payout Target

AFFO per Share	70%
Threshold		$4.74	50%
Target		$4.89	100%
Maximum		$5.04	150%
Results		$4.97	126.7%
Net Debt to Adjusted EBITDA	20%
Threshold		6.0x	50%
Target		5.7x	100%
Maximum		5.4x	150%
Results		5.9x(1)	66.7%
Cash Interest Expense Coverage	10%
Threshold		5.2x	50%
Target		5.5x	100%
Maximum		5.8x	150%
Results		5.1x(1)	0.0%
		Total Weighted Payout	102.0%
1.The Company revised its definition for calculating Adjusted EBITDA as of the third quarter of 2025, which is used in various disclosure metrics. However, since the targets for Net Debt to Adjusted EBITDA and Cash Interest Expense Coverage were set using the previous methodology, the results shown above align with the previous definition of Adjusted EBITDA. Refer to Appendix A for the definition used in this calculation.
The strategic component of NEO bonuses is not formulaic or quantitative. The strategic goals approved by the Compensation Committee included advancing our growth strategy, maintaining a strong balance sheet and liquidity position, talent development, investor outreach and communication strategy and operational efficiency. Based on its overall assessment of our performance during 2025, the Compensation Committee awarded our CEO 150% of his strategic target and all other NEOs 140% of their strategic target.
A portion of Mr. Sabatini’s bonus target was tied to investments goals, including deal volume. For competitive reasons, we do not disclose publicly the specifics related to these goals.
LONG-TERM INCENTIVE PLAN AWARDS
The LTIP is designed to reward key employees for high performance and to drive shareholder value. Awards for our NEOs are delivered 40% in the form of time-based RSUs that vest in equal annual installments over a three-year period and 60% in the form of PSUs that are earned after a three-year performance period based on the achievement of specific performance goals established at the beginning of the cycle. The Compensation Committee approves PSU goals after evaluating goals proposed by management that consider our long-term financial plan, historical results and expected results. The Compensation Committee considers these recommendations in conjunction with the Company's established long-term business plan in order to determine the final goals. From time to time, the Compensation Committee's independent compensation consultant assists with the goal-setting process by providing analyses of historical peer group performance.
The table below presents the LTIP award amounts for 2025. These amounts may differ from the values shown in the Summary Compensation Table and Grants of Plan-Based Awards tables since SEC disclosure rules require companies calculate and present the grant date fair value of equity awards based on accounting fair value estimates. The amounts represent the Compensation Committee's approved value as determined based on a variety of factors, including market competitiveness, internal equity, contribution, experience and uniqueness of role. Once approved, the Company's grant date stock price is used to determine the number of shares ultimately awarded. The grant date fair value is calculated by multiplying the number of shares awarded by the Company's fair value estimate at time of issuance.
The Compensation Committee regularly reviews the Company’s progress toward achieving each of the PSU goals and, after the end of each three-year PSU performance cycle, evaluates the Company’s actual performance compared to the preset goals in order to determine the payout level achieved. PSUs granted in 2025 may earn between 0% and 300% of the target number of shares granted

2026 Proxy Statement 35

Executive Compensation
depending on performance against two equally weighted metrics: TSR relative to the constituents of the MSCI US REIT Index and AFFO per share compound annual growth rate. These metrics were selected to align with the Company’s goals of outperforming an established benchmark index for similar REITs, sustainably growing funds available for dividends and appropriately managing shareholder dilution. Payment levels are linearly interpolated between each level of performance to recognize, reward and incentivize incremental performance gains between each performance goal.

Executive	Target LTI Award ($)	Value of PSUs (60% of total) ($)	Value of RSUs (40% of total) ($)

Jason E. Fox	7,000,000	4,200,000	2,800,000
ToniAnn Sanzone	2,400,000	1,440,000	960,000
Brooks G. Gordon	1,050,000	630,000	420,000
Jeremiah H. Gregory	1,300,000	780,000	520,000
Gino M. Sabatini(1)	1,350,000	810,000	540,000
1.In November 2025, Mr. Sabatini received a separate grant of 100 RSUs for reaching an anniversary milestone, which is not shown in the table above, with a grant date fair value of $6,649.The grants of RSUs for anniversary milestones are available to all employees for achievement of years of service and are subject to vest in three annual installments commencing on February 15 of the year following the year granted.
2025–2027 PSUs

Performance Level(1)	Relative TSR (vs. MSCI US REIT Index) (%)	Payout as Target (%)

Below Threshold	<25th percentile	—
Threshold	25th percentile	50
Target	50th percentile	100
Stretch	75th percentile	200
Maximum	>90th percentile	300
1.Also includes AFFO per share targets that we have not included here for competitive reasons.
2023–2025 PSUs
In early 2023, the Committee determined to use Relative TSR as the sole metric given the then anticipated strategic exit from office that would make establishing three-year AFFO per share growth goals impractical.
The calculation of our 2023–2025 PSU payout is presented in the table below. Our NEOs also earned dividend equivalent shares on their earned PSUs, which were delivered in equal proportion to the number of underlying shares earned.

Performance Level	Relative TSR (vs. MSCI US REIT Index) (%)	Payout as Target (%)

Below Threshold	<25th Percentile	—
Threshold	25th Percentile	50
Target	50th Percentile	100
Stretch	75th Percentile	200
Maximum	>90th Percentile	300
Actual Results	35.3rd Percentile
Payout	71%	71%

36 2026 Proxy Statement

Executive Compensation
Other Compensation and Benefits
DEFERRED COMPENSATION PLANS
Payment of the shares underlying LTIP awards may be deferred pursuant to the Deferred Compensation Plan and are subject to the requirements of Section 409A of the Internal Revenue Code, which we refer to in this Proxy Statement as the Code. Messrs. Fox, Gregory and Sabatini elected to defer receipt of the underlying shares for awards of RSUs and PSUs that were granted in 2025, with the exception of an anniversary grant of 100 RSUs made to Mr. Sabatini in November 2025 that was ineligible for deferral, and Ms. Sanzone elected to defer receipt of the underlying shares for awards of PSUs that were granted in 2025 through the Deferred Compensation Plan.
Deferred awards under certain prior compensation plans are also maintained in the Deferred Compensation Plan. These partnership equity unit plans, or PEP Plans, were discontinued in 2007, and the PEP awards were converted to RSUs in 2009. These Rollover RSUs, which were required to be deferred for a minimum of two years, are payable in accordance with the employees' prior elections. Currently, of the NEOs listed in the compensation tables, Mr. Sabatini holds Rollover RSUs.
Deferred awards do not accrue interest or amounts other than dividend equivalents as may be required pursuant to underlying award agreements. Deferred amounts are payable in accordance with participants' deferral elections.
BENEFITS AND PERQUISITES
Our NEOs are provided with benefits that are generally consistent with those provided to all our employees. We maintain a profit-sharing plan, pursuant to which the Company contributed 10% of an employee's total cash compensation, up to an annual limit, into the plan on their behalf during 2025, as well as the Company's Employee Stock Purchase Plan (ESPP), under which eligible employees in 2025 could purchase Company stock at a discount of 10% off the market price of the common stock on the last day of two semi-annual purchase periods, up to annual limits, and must hold the shares purchased for at least one year. We also maintain an employee-funded 401(k) plan and a Roth 401(k) plan. These plans are generally available to all employees, including the NEOs.
Compensation Governance
We design our compensation plans within a set of strong compensation governance provisions.

What We Do		What We Don't Do
✓	Deliver a significant percentage of annual compensation in the form of variable compensation tied to multi-year performance through our LTIP	✗	Provide excise tax gross-ups
✓	Deliver a majority of the LTIP value at grant through PSUs measuring three-year performance, including relative and absolute performance	✗	Have employment agreements
✓	Provide total compensation opportunities that approximate the market median	✗	Have executive perquisites
✓	Compare executive compensation levels and practices against a relevant peer group of similarly-sized REITs	✗	Have excessive severance benefits
✓	Engage an independent compensation consultant that reports directly to the Compensation Committee and provides no other services to the Company	✗	Time the issuance of equity awards in coordination with the release of material non-public information
✓	Require meaningful levels of stock ownership among our executive officers and non-employee directors	✗	Allow dividends to be currently paid on unearned PSUs or unvested RSUs
✓	Maintain clawback and recoupment policies	✗	Allow hedging or short sales of our securities
✓	Conduct annual compensation risk review	✗	Provide enhanced retirement benefits or other supplemental executive retirement plans, known as SERPs
✓	Have meaningful limits on pledging	✗	Allow for any single-trigger cash severance benefits upon a change-in-control

2026 Proxy Statement 37

Executive Compensation
Employment Agreements
We have, from time to time, entered into employment agreements when we have deemed it to be advantageous in order to attract or retain certain individuals. None of the NEOs have employment agreements as of the date of this Proxy Statement.
Executive Severance Plan
The Compensation Committee adopted an Executive Severance Plan (“ESP”) in December 2025. The ESP provides our NEOs with post-termination payments in the event of a termination without Cause or a resignation with Good Reason (each as defined in the ESP), including in connection with a Change-in-Control ("CIC") (as defined in the ESP).
We designed the ESP to provide our NEOs a reasonable amount of financial security following a qualifying termination, which we believe supports our NEO talent attraction and retention objectives and helps ensure our executives are incentivized to act in the best interests of our Company and stockholders in all circumstances. In addition, the adoption of the ESP mitigates the need to individually negotiate arrangements at the time of termination and provides consistency and predictability to our NEOs in the severance payments that would apply should a termination occur. The Compensation Committee views the benefits provided under the ESP as competitive relative to severance provisions in place among our peer group companies.
Receipt of any severance payments under the ESP requires an NEO to sign a waiver and general release of claims against the Company, and to agree to and comply with certain restrictive covenants that protect the Company. Violation of the applicable restrictive covenants could result in the cessation of severance payments and offer an opportunity for the Company to seek recovery of any or all previously paid severance payments.
Stock Ownership Guidelines
In January 2013, our Board adopted the W. P. Carey Stock Ownership Guidelines. The Stock Ownership Guidelines require the non-employee directors and the NEOs to maintain certain specified ownership levels of common stock, based on the annual cash retainer for directors and on a multiple of annual base salary, exclusive of bonuses or other forms of special compensation, for the NEOs. The applicable stock ownership requirements are presented below:

Position	Ownership Requirement

CEO	6x annual salary
Other NEOs	3x annual salary
Non-Executive Directors	5x annual cash retainer
The Stock Ownership Guidelines require compliance within five years of initial appointment as a non-employee director or NEO. Ownership is defined as stock directly owned by such Director or NEO, which includes shares acquired through participation in any of the Company's incentive or stock purchase plans deferred stock units. Unvested RSUs and unearned PSUs do not count as ownership for purposes of complying with Stock Ownership Guidelines.
As of the date of this Proxy Statement, the five-year phase-in period had been reached for Directors Tonit M. Calaway, Peter J. Farrell, Robert J. Flanagan, Margaret G. Lewis and Christopher J. Niehaus and NEOs Jason E. Fox, ToniAnn Sanzone, Brooks G. Gordon and Gino M. Sabatini for 2025, each of whom has met the requirement. All other non-executive directors and NEOs also comply with the requirement or are on track to comply with the requirement within the five-year period.
Clawback Policy
Our Board approved a Clawback Policy ("DF Clawback Policy") pursuant to the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd–Frank Act") in 2024 to align with the final rules published by the NYSE in 2023. The policy applies to our NEOs and provides, subject to limited exceptions, for mandatory clawback of excess incentive compensation in the event the Company's financial results are restated due to material noncompliance with any financial reporting requirement. The clawback period covers the three completed fiscal years preceding the date the Company determines that it is required to prepare an accounting restatement. Excess incentive compensation is any compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure that was in excess of the amount that such covered officer would have received taking into account the restated financial results. The DF Clawback Policy has been filed as an exhibit to our Annual Report.
Additionally, we continue to maintain a recoupment policy ("Recoupment Policy") that has been in place since 2013 that gives the Board the sole and absolute discretion to make retroactive adjustments to any cash or all forms of equity-based compensation that are based in whole or in part on the achievement of performance targets or stock price increases paid to our employees ("Covered Employees"). This Recoupment Policy applies where such payment was based upon the achievement of certain financial results that were subsequently the subject of a restatement or if a metric taken into account in computing such compensation has been materially incorrectly calculated and, in each case, the Board determines that the Covered Employee received an excess incentive as a result and that the Covered Employee engaged in ethical misbehavior. Our Board has discretion to seek recovery of any excess

38 2026 Proxy Statement

Executive Compensation
amount that it determines was received inappropriately by these individuals, but our Board may require the recoupment of up to the total amount of performance‑based compensation, rather than the excess amount, for any Covered Employee who is convicted (including a plea of nolo contendere) of illegal acts connected to such restatement or recalculation. This discretionary policy cannot supersede any required recoupment for our NEOs also covered under our DF Clawback Policy; it provides an additional level of discretion for our Board to act appropriately in its best judgment should other circumstances arise that suggest recoupment may be appropriate.
Insider Trading Policy
We have a Statement of Policy Concerning Securities Trading that prohibits persons from buying or selling our securities if they are in possession of material non-public information, communicating, tipping or disclosing material non-public information to others who then trade in our securities or engaging in any other action to take personal advantage of any material non-public information concerning us. The Insider Trading Policy applies to all directors, officers that are insiders and thereby subject to Section 16(b) of the Exchange Act (“Section 16 Officers”), employees of W. P. Carey and their respective family members.
The Insider Trading Policy states the general guidelines on trading in our securities, the rules regarding trading during blackout periods, certain types of transactions that have been prohibited due to their nature and potential to result in inadvertent trading violations and the preclearance procedures for securities transactions by directors and Section 16 Officers. We believe our Insider Trading Policy is reasonably designed to promote compliance with relevant insider trading laws, rules and regulations and any listing standards applicable to us. A copy of our Insider Trading Policy is filed with our Annual Report as Exhibit 19.1. The Company does not have a Rule 10b5-1 plan or other written trading arrangements. Transactions by the Company in its own securities are monitored by internal and external legal counsel for compliance with applicable securities laws.
Anti‑Hedging Policy
We have adopted a policy that prohibits our employees and nonemployee directors from entering into all forms of hedging transactions regarding the Company's stock, including covered calls, collars, "short sales," sales "against the box," "put" or "call" options or other derivative transactions.
Pledging Policy
We have a robust policy that limits the pledging of shares of the Company's stock, whether in a margin account or as collateral for a loan. The policy states that, if Company stock is pledged in a margin account, no securities of other companies may be held in the same account in order to prevent declines in the value of those securities from causing the sale of the Company's stock due to a margin call. The policy also limits the value of any loan secured by Company stock, in a margin account or otherwise, to 40% of the value of such stock at all times. We believe that the pledging of nonmaterial amounts of equity does not disconnect the interests of employees with those of the shareholders when used reasonably and appropriately. Our compensation program provides for a significant portion of an executive's compensation to be paid in shares, with the intent of providing clear alignment of our executives with our shareholders. We believe that the pledging of shares, within the meaningful limits described, is a reasonable part of our compensation and governance programs and helps enable executives to maintain stock ownership levels in excess of the Company's robust Stock Ownership Guidelines.
Risk Assessment
The Compensation Committee, with the assistance of its independent compensation consultant, annually performs an assessment of compensation-related risks for the Company's primary compensation programs. For 2025, the Compensation Committee determined that there were no elements of the Company's compensation programs that would be reasonably likely to have a material adverse impact on the Company.
Other Considerations
Section 162(m) of the Code currently limits the deductibility of compensation in excess of one million dollars paid to the CEO, CFO or another "covered employee" (as defined by Section 162(m)), or who was such an employee beginning in any year after 2017. Accordingly, compensation awarded to covered employees in excess of one million dollars will generally not be deductible. The Compensation Committee may authorize compensation that is not deductible if it is determined to be appropriate and in the best interests of the Company and our shareholders.

2026 Proxy Statement 39

Executive Compensation
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section with management. Based on such review and discussions, the Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis section be included in this Proxy Statement and incorporated by reference in the Company's Annual Report.
COMPENSATION COMMITTEE
Peter J. Farrell, Chair
Constantin H. Beier
Tonit M. Calaway
Margaret G. Lewis
Compensation Committee Interlocks and Insider Participation
Each of the Compensation Committee members whose names appear under the heading Compensation Committee Report above were Compensation Committee members during all of 2025. No member of the Compensation Committee during 2025 is or has been a named executive officer of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related-party transactions. None of the Company's named executive officers served as a director or as a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the named executive officers of which served as a director of the Company or member of the Compensation Committee during 2025.
Summary Compensation
The following table summarizes the compensation of our NEOs for each of the fiscal years ended December 31, 2025, 2024 and 2023. In accordance with rules promulgated by the SEC, certain columns relating to information that is not applicable have been omitted.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)(2)(9) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Jason E. Fox CEO	2025	1,000,000	—	7,986,686	1,770,000	30,000	10,786,686
	2024	1,000,000	—	7,712,724	1,408,000	33,000	10,153,724
	2023	1,000,000	—	10,457,932	1,500,000	33,000	12,990,932
ToniAnn Sanzone(5) CFO	2025	647,308	—	2,738,212	860,250	30,000	4,275,770
	2024	550,000	—	2,448,466	704,000	33,000	3,735,466
	2023	550,000	—	3,165,493	750,000	33,000	4,498,493
Brooks G. Gordon Head of Asset Management	2025	450,000	—	1,197,933	630,850	30,000	2,308,783
	2024	450,000	—	1,406,815	516,361	33,000	2,406,176
	2023	449,519	—	1,688,595	550,000	33,000	2,721,114
Jeremiah H. Gregory(6) Head of Strategy and Capital Markets	2025	447,038	—	1,483,179	860,250	30,000	2,820,467
Gino M. Sabatini(7)(8) Head of Investments	2025	500,000	—	1,546,929	1,573,000	30,000	3,649,929
	2024	500,000	—	1,587,460	1,148,522	33,000	3,268,982
	2023	500,000	—	2,175,707	1,218,000	33,000	3,926,707
1.Amounts in the Stock Awards column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, with respect to awards of RSUs and PSUs under the W. P. Carey Inc. 2017 Share Incentive Plan ("2017 SIP") and A&R 2017 SIP for awards in 2023, 2024 and 2025. For details of the individual grants of RSUs and PSUs during 2025, please see the 2025 Grants of Plan-Based Awards table below. The assumptions on which these valuations are based are set forth in Note 14 on the consolidated financial statements included in the Annual Report, disregarding estimates of forfeitures.

40 2026 Proxy Statement

Executive Compensation
2.The table reflects PSU awards using an estimate of the future payout at the date of grant. If the PSU awards were shown instead at the Maximum payout level, the aggregate grant date fair value of the 2025 PSUs would be $12,599,890 for Mr. Fox, $4,319,845 for Ms. Sanzone, $1,889,847 for Mr. Gordon, $2,339,916 for Mr. Gregory and $2,429,998 for Mr. Sabatini.
3.Amounts shown represent payments under our ACB Plan, which were paid in early 2026, 2025 and 2024 for performance in 2025, 2024 and 2023, respectively.
4.The All Other Compensation column includes compensation related to Company contributions on behalf of the NEOs to the Company-sponsored profit-sharing plan. Mr. Fox, Ms. Sanzone, Mr. Gordon and Mr. Sabatini all received $30,000, $33,000 and $33,000 in profit-sharing contributions for 2025, 2024 and 2023, respectively. In 2025, Mr. Gregory received $30,000 in profit-sharing contributions.
5.The Stock Awards column for 2023 includes an anniversary grant of 100 RSUs with a grant date fair value of $5,484 made in connection with an anniversary grant to Ms. Sanzone.
6.Mr. Gregory became an NEO in February 2025. As a result, the table above only includes his 2025 compensation.
7.The Stock awards column for 2025 includes an anniversary grant of 100 RSUs with a grant date fair value of $6,649 made in connection with an anniversary grant to Mr. Sabatini, as discussed in the Compensation Discussion and Analysis above.
8.The $1,573,000 non-equity incentive plan compensation presented for Mr. Sabatini as earned in 2025 excludes a $200,000 outperformance bonus of time-based RSUs that were granted on January 21, 2026 in accordance with ASC 718 based on 2025 Investment Department results, as discussed in the Actual Bonuses Awarded to the NEOs table above.
9.In connection with Spin-Off, each RSU and PSU outstanding at November 1, 2023 was adjusted pursuant to the equitable adjustment provision of the 2017 SIP, equal to the ratio of the five-day volume weighted-average per-share price of our common stock prior to the Spin-Off divided by the five-day volume weighted-average per-share price of our common stock following the Spin-Off. The modifications reduced the unvested RSU and PSU awards on that date. In connection with the Spin-Off, each RSU and PSU outstanding at November 1, 2023 was adjusted pursuant to the equitable adjustment provision of the 2017 SIP, equal to the ratio of the five-day volume weighted-average per-share price of our common stock prior to the Spin-Off divided by the five-day volume weighted-average per-share price of our common stock following the Spin-Off. The modifications reduced the unvested RSU and PSU awards on that date.
2025 Grants of Plan-Based Awards
The following table provides information on awards under our ACB Plan and the LTIP to our NEOs in 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Units(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jason E. Fox	—	750,000	1,500,000	5,000,000
	1/21/25							49,235	2,799,994
	1/21/25				36,926	73,852	221,556		5,186,692

ToniAnn Sanzone	—	375,000	750,000	5,000,000
	1/21/25							16,880	959,966
	1/21/25				12,660	25,320	75,960		1,778,246

Brooks G. Gordon	—	275,000	550,000	5,000,000
	1/21/25							7,385	419,985
	1/21/25				5,539	11,077	33,231		777,948
Jeremiah H. Gregory	—	375,000	750,000	5,000,000
	1/21/25							9,143	519,962
	1/21/25				6,858	13,715	41,145		963,217
Gino M. Sabatini(5)	—	750,000	1,500,000	5,000,000
	1/21/25							9,595	546,630
	1/21/25				7,122	14,243	42,729		1,000,299
1.Represents potential payments under our ACB Plan, as described under Annual Cash Incentives in the Compensation Discussion and Analysis section above. The amounts shown for Threshold represent the achievement of the minimum funding of the overall bonus pool based on performance against pre-established goals, without any modification, based on the achievement of certain predetermined strategic goals, as described under Annual Cash Incentives in the Compensation Discussion and Analysis section above. The amounts shown for Threshold represent 50% of Target payout. The actual amounts paid under this plan are shown in the Non-Equity Incentive Plan Compensation column for 2025 in Summary Compensation above. The amounts shown for Maximum represent the per-individual limit under the 2017 Annual Incentive Compensation Plan.
2.Reflects awards of PSUs under the A&R 2017 SIP. The underlying shares of common stock may be paid out in 2028, after the end of a three-year performance cycle (2025–2027), depending on the achievement of specified criteria, as described in the Compensation Discussion and Analysis section above. Dividend equivalents, in amounts equal to the dividends paid on the shares of common stock underlying the PSUs, are accrued and paid after the end of the performance cycle in additional shares of common stock as if reinvested in shares upon the related dates

2026 Proxy Statement 41

Executive Compensation
of distribution, but only to the extent that the shares underlying the PSUs are actually earned and payable. We refer to these additional shares in this Proxy Statement as Dividend Equivalent Shares.
3.Reflects awards of RSUs under the A&R 2017 SIP, which are scheduled to vest in three equal installments annually commencing on February 15, 2026. Grants of RSUs under the A&R 2017 SIP will not pay dividend equivalents until, and will be conditioned upon, the vesting of the RSUs.
4.The grant date fair value is calculated in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures, and for PSUs, based upon an estimate of the future payout at the date of grant. In fiscal year 2025, shares granted were determined based on stock price on date of grant. See the amounts under Stock Awards for 2025 in Summary Compensation presented earlier in this Proxy Statement. For additional information on the valuation assumptions, please refer to Note 14 to the consolidated financial statements included in the Annual Report. The amounts shown under Grant Date Fair Value of Stock Awards do not necessarily correspond to the actual value, if any, that may eventually be realized by the NEO.
5.The Stock Awards column amount for 2025 includes an anniversary grant of 100 RSUs with a grant date fair value of $6,649 made in connection with an anniversary grant to Mr. Sabatini, as discussed in the Compensation Discussion and Analysis above.

42 2026 Proxy Statement

Executive Compensation
Outstanding Equity Awards at December 31, 2025
The following table sets forth certain information with regard to all unvested awards of RSUs and PSUs held by our NEOs on December 31, 2025. All market values are based on the $64.36 closing price per share of the common stock on December 31, 2025.

		Stock Awards
Name	Grant Date(1)	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)

Jason E. Fox	1/24/23	9,943	639,931	31,768	2,044,604
	1/23/24	28,692	1,846,617	105,225	6,772,258
	1/21/25	49,235	3,168,765	178,722	11,502,538
ToniAnn Sanzone	1/24/23	2,983	191,986	9,530	613,372
	11/8/23(2)	34	2,188	—	—
	1/23/24	3,074	197,843	29,312	1,886,539
	1/23/24	7,992	514,365	—	—
	1/21/25	16,880	1,086,397	61,274	3,943,620

Brooks G. Gordon	1/24/23	1,607	103,427	5,132	330,288
	1/23/24	2,562	164,890	15,783	1,015,813
	1/23/24	4,304	277,005	—	—
	1/21/25	7,385	475,299	26,806	1,725,256
Jeremiah H. Gregory	1/24/23	1,913	123,121	4,887	314,523
	11/8/23(2)	34	2,188	—	—
	1/23/24	1,793	115,397	15,032	967,451
	1/23/24	6,148	395,685	—	—
	1/21/25	9,143	588,443	33,190	2,136,128
Gino M. Sabatini	1/24/23	2,065	132,903	6,598	424,649
	1/23/24	1,025	65,969	20,294	1,306,090
	1/23/24	5,534	356,168	—	—
	1/21/25	9,495	611,098	34,468	2,218,364
	11/5/25(2)	100	6,436	—	—
1.RSU awards shown in the Number of Shares column vest in three annual installments commencing on February 15 of the year following the year granted. PSU awards shown in the Equity Incentive Plan Awards column have a three-year performance period commencing in the year of grant and are scheduled to vest at the end of the third year following grant and certification of performance achievement; the final payout and delivery or deferral of shares occurs in the fourth year following grant. In connection with the Spin-Off, each RSU and PSU outstanding at November 1, 2023, received an equitable adjustment pursuant to the equitable adjustment provision of the 2017 SIP equal to the ratio of the five-day volume weighted-average per-share price of our common stock prior to the Spin-Off divided by the five-day volume weighted-average per-share of our common stock following the Spin-Off.
2.These RSU awards represent milestone anniversary grants. These grants are available to all employees for achievement of years of service and are subject to vest in three annual installments commencing on February 15 of the year following the year granted.

2026 Proxy Statement 43

Executive Compensation
The PSU and RSU awards listed above have the following vesting schedules:
■RSU grants dated January 24, 2023, vested in three annual installments commencing on February 15, 2024.
■PSU grants dated January 24, 2023, are shown under Equity Incentive Plan Awards columns and, in accordance with SEC rules, reflect 71% of the Target amount following the Spin-Off of PSUs based on performance as of December 31, 2025. PSUs were paid out in 2026 after the end of the applicable three-year performance cycle (2023–2025).
■RSU grants dated November 8, 2023, vested in three annual installments commencing on February 15, 2024.
■RSU grants dated January 23, 2024, are scheduled to vest in three annual installments commencing on February 15, 2025.
■PSU grants dated January 23, 2024, are shown under Equity Incentive Plan Awards columns and in, accordance with SEC rules, reflect 163% of the Target amount of PSUs based on performance as of December 31, 2025. PSUs may be paid out in 2027 after the end of the applicable three-year performance cycle (2024–2026) if specified performance criteria are ultimately met.
■RSU grants dated January 21, 2025, are scheduled to vest in three installments commencing on February 15, 2026.
■PSU grants dated January 21, 2025, are shown under Equity Incentive Plan Awards columns and, in accordance with SEC rules, reflect 242% of the Target amount of PSUs based on performance as of December 31, 2025. PSUs may be paid out in 2028 after the end of the applicable three year performance cycle (2025–2027) if specified performance criteria are ultimately met.
■RSU grants dated November 5, 2025, are scheduled to vest in three annual installments commencing on February 15, 2026.
2025 Stock Vested
The following table contains information about shares acquired by the NEOs upon the vesting of RSUs and/or PSUs, as applicable, during 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)

Jason E. Fox	110,721	6,297,296
ToniAnn Sanzone	35,909	2,043,875
Brooks G. Gordon	18,717	1,066,689
Jeremiah H. Gregory	18,184	1,039,316
Gino M. Sabatini	23,343	1,328,144
1.For all NEOs, includes the underlying shares received in February 2025 upon the vesting of the first tranche of the RSUs granted under the LTIP in 2024, the second tranche of RSUs granted under the LTIP in 2023 and the third and final tranche of the RSUs granted under the LTIP in 2022. Also includes vesting tranches of RSUs granted in recognition of anniversary milestones, awarded in 2022 for Mr. Fox, and 2023 for Ms. Sanzone and Mr. Gregory. For all the NEOs, includes the actual shares earned underlying the PSUs granted under the LTIP in 2022, inclusive of related Dividend Equivalent Shares, all of which became payable in 2025 after the end of their three-year (2022–2024) performance cycle.
2.The Value Realized on Vesting is equal to the sum of: the total RSUs which vested on February 15, 2025 at $58.69, which was the closing price of the common stock on February 14, 2025; plus the product of the underlying target PSU shares with the PSUs Performance factor tied to the 2022–2024 performance cycle, vested at $56.07; plus the related PSU Dividend Equivalents paid in Shares, at $56.07, which was the closing price of the common stock on February 7, 2025, the payment date for these PSU shares. Of these amounts, the payment of certain shares shown was deferred at the election of the executives, pursuant to the terms of the awards and the Deferred Compensation Plan, as follows: for Mr. Fox, a total of 110,688 shares were deferred, of which 14,345 were deferred until February 15, 2029, 9,713 were deferred until February 15, 2042, 76,687 were deferred until February 15, 2043, and 9,943 were deferred until separation from service; for Ms. Sanzone, 24,284 shares were deferred until separation from service; and for Mr. Sabatini, 23,343 shares were deferred until separation from service. See 2025 Nonqualified Deferred Compensation below.

44 2026 Proxy Statement

Executive Compensation
2025 Nonqualified Deferred Compensation
The following table shows the NEOs' aggregate contributions, earnings, and withdrawals in 2025 under the Deferred Compensation Plan, as more fully described in the Compensation Discussion and Analysis section earlier in this Proxy Statement. The Deferred Compensation Plan allows participants to defer receipt of the common stock underlying awards of RSUs and PSUs, and the amounts shown in the table below reflect such deferrals for Mr. Fox, Ms. Sanzone and Mr. Sabatini. The Deferred Compensation Plan also includes Rollover RSUs, and the table below reflects ongoing deferrals of Rollover RSUs for Mr. Sabatini.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions(3) ($)	Aggregate Balance at Last Fiscal Year End(4) ($)

Jason E. Fox	7,123,880	2,041,928	(3,038,015)	33,880,520
ToniAnn Sanzone	1,562,918	174,320	(174,320)	3,518,046
Brooks G. Gordon	—	—	—	—
Jeremiah H. Gregory	—	—	—	—
Gino M. Sabatini	1,502,355	2,199,772	(2,199,772)	39,000,487
1.The amounts shown represent the number of RSUs and/or PSUs, including any related Dividend Equivalent Shares, that vested during 2025, but for which the payment of the underlying shares was deferred at the election of the executive pursuant to the terms of the award and the Deferred Compensation Plan, multiplied by $64.36, the closing price per share of the underlying common stock on December 31, 2025. Amounts shown above are not reflected in the Stock Awards column in the Summary Compensation Table for the last completed fiscal year as they were awarded in prior years, at which time they were reflected in the Summary Compensation Table.
2.The Aggregate Earnings in Last Fiscal Year column represents dividend equivalents earned on deferred RSUs, PSUs, and/or Rollover RSUs, as applicable, during 2025. Amounts shown above are not reflected for the last completed fiscal year in the Summary Compensation Table.
3.The Aggregate Withdrawals/Distributions column represents dividend equivalents paid to the NEOs on deferred RSUs, PSUs, and/or Rollover RSUs, as applicable, during 2025, and the value of any deferred shares delivered in the year. Amounts shown above are not reflected for the last completed fiscal year in the Summary Compensation.
4.The amounts shown represent the product of the number of deferred RSUs, PSUs, and/or Rollover RSUs, as applicable, and $64.36, the closing price per share of the underlying common stock on December 31, 2025. For each of Messrs. Fox and Sabatini, the amount shown was not previously reported as compensation in Summary Compensation for previous years because a portion of the deferred awards was granted prior to the date that the individual became an NEO.

2026 Proxy Statement 45

Executive Compensation
Potential Payments Upon Termination or Change-in-Control
None of the NEOs as of December 31, 2025 had an employment agreement with the Company. Our ESP, as described above, provides each of our NEOs with certain rights to a cash severance and incremental benefit for equity awards issued beginning in 2026, assuming various scenarios. The following is a summary of our policies in effect as of December 31, 2025, that provide for potential payments to NEOs upon a termination of employment and/or a CIC.
SEVERANCE PAYMENTS FOR QUALIFYING TERMINATION (UNRELATED TO A CIC)
The ESP entitles our CEO / other NEOs to severance of two or one times the sum of salary and three-year average actual bonus. Additionally, all NEOs would receive a pro-rated bonus for the year of termination based on actual performance and 18 months of healthcare benefits.
SEVERANCE PAYMENTS FOR QUALIFYING TERMINATION AFTER CIC
The ESP provides enhanced severance benefits for our CEO / other NEOs of three or two times the sum of salary and three-year average actual bonus. Additionally, all NEOs would receive a pro-rated bonus for the year of termination based on target performance and 24 months of healthcare benefits.
NEOs are not eligible to receive any excise tax gross-up on amounts payable under the ESP. Should severance payment trigger excise taxes under applicable IRS codes, payments may be reduced to avoid excise taxes if doing so results in a greater after-tax benefit to the NEO. In no case would the Company be responsible for such excise taxes.
EQUITY TREATMENT
The table below describes the treatment of equity compensation awards upon various types of employment terminations for unvested awards outstanding as of December 31, 2025. Termination provisions for equity awards are embedded in the respective award agreements.

Grant Type	Resignation or Termination for Cause	Death / Disability	Qualifying Retirement	Qualifying Termination (Unrelated to CIC)	Qualifying Termination (Following CIC)

Restricted Stock Units	Forfeited	Vest in full at termination	Forfeited	Forfeited	Vest in full at termination
Performance Stock Units	Forfeited	Vest on pro-rated basis after end of performance period based on actual performance	Vest on pro-rated basis after end of performance period based on actual performance	Vest on pro-rated basis after end of performance period based on actual performance	Vest on pro-rated basis at termination based on maximum performance

The following table sets forth the amounts each NEO as of December 31, 2025 would have received upon termination of employment with the Company on that date for each of the hypothetical reasons detailed below. The amounts set forth in the table assume that a termination event occurred on December 31, 2025, and that the value of the common stock was $64.36 per share, based on the closing price of the common stock on that date; however, the actual amounts that would be payable in these circumstances can only be determined at the time of the executive's separation and may differ from the amounts set forth in the table below.

46 2026 Proxy Statement

Executive Compensation

Name(1)	Death/ Disability ($)	Termination by the Company for Cause ($)	Involuntary Dismissal ($)	Change in Control with Termination(2) ($)	Retirement ($)

Jason E. Fox
Cash Severance(3)	—	—	5,205,333	7,808,000	—
Cash Bonus Payments(4)	—	—	1,770,000	1,500,000	—
RSUs(5)	5,655,313	—	—	5,655,313	—
PSUs(6)	7,233,936	—	7,233,936	21,701,807	7,233,936
Continuation of Health Benefits(7)	—	—	66,527	88,703	—
Total	12,889,249	—	14,275,796	36,753,823	7,233,936
ToniAnn Sanzone
Cash Severance(3)	—	—	1,484,667	2,969,333	—
Cash Bonus Payments(4)	—	—	860,250	750,000	—
RSUs(5)	1,992,779	—	—	1,992,779	—
PSUs(6)	2,178,693	—	2,178,693	6,536,080	2,178,693
Continuation of Health Benefits(7)	—	—	73,168	97,558	—
Total	4,171,472	—	4,596,778	12,345,750	2,178,693
Brooks G. Gordon
Cash Severance(3)	—	—	1,062,120	2,124,241	—
Cash Bonus Payments(4)	—	—	630,850	550,000	—
RSUs(5)	1,020,621	—	—	1,020,621	—
PSUs(6)	1,118,298	—	1,118,298	3,354,894	1,118,298
Continuation of Health Benefits(7)	—	—	27,165	36,220	—
Total	2,138,919	—	2,838,433	7,085,976	1,118,298
Jeremiah H. Gregory
Cash Severance(3)	—	—	1,183,333	2,366,667	—
Cash Bonus Payments(4)	—	—	860,250	750,000	—
RSUs(5)	1,224,835	—	—	1,224,835	—
PSUs(6)	1,132,907	—	1,132,907	3,398,723	1,132,907
Continuation of Health Benefits(7)	—	—	52,368	69,825	—
Total	2,357,742	—	3,228,859	7,810,049	1,132,907
Gino M. Sabatini
Cash Severance(3)	—	—	1,741,841	3,483,681	—
Cash Bonus Payments(4)	—	—	1,773,000	1,500,000	—
RSUs(5)	1,172,575	—	—	1,172,575	—
PSUs(6)	1,437,845	—	1,437,845	4,313,535	1,437,845
Continuation of Health Benefits(7)	—	—	66,527	88,703	—
Total	2,610,420	—	5,019,213	10,558,494	1,437,845

2026 Proxy Statement 47

Executive Compensation
1.This table includes the impact from the post Spin-Off equitable adjustment, made in November 2023, pursuant to the equitable adjustment provision of the 2017 SIP.
2.The terms of our outstanding equity awards at December 31, 2025 provide that, in the event of a Change in Control of the Company, as defined in the 2009 SIP, 2017 SIP and A&R 2017 SIP, the portion of the award not already exercisable or vested becomes exercisable or vested, as the case may be, and, for PSUs, the awards vest at the Maximum Amount, which is three times the Target Amount, but only if the recipient's employment is terminated following a Change of Control of the Company. As defined in these Plans, the payment will be prorated through the date of the Change in Control of the Company.
3.The ESP provides for a cash severance payment in the event of a qualifying termination of employment equal to a multiple of the sum of the annual base salary at the time of termination and the average annual bonus for the prior three fiscal years (2024, 2023, and 2022). For Mr. Fox, this multiple is 2x in the case of involuntary dismissal and 3x in the case of Change in Control. For all other NEOs, this multiple is 1x in the case of involuntary dismissal and 2x in the case of Change in Control. Covered termination type also includes Voluntary Termination for Good Reason.
4.The ESP additionally provides for the payment of a prorated annual cash incentive amount for the year of termination. In the instance of involuntary dismissal, this prorated amount is based on actual performance at year-end. In the instance of Change in Control, the prorated amount is based on target performance. The amounts shown are based on a termination date of December 31, 2025 for illustrative purposes. Covered termination type also includes Voluntary Termination for Good Reason.
5.Each of the 2009 SIP, 2017 SIP and A&R 2017 SIP generally provides that unvested RSUs automatically terminate upon a participant's termination of service for any reason except as provided in footnote 2, above, but that the Compensation Committee has the discretion to determine otherwise. Under the respective RSU award agreements approved by the Committee, if a participant's employment terminates by reason of death or disability, RSUs become fully vested on the date of death or disability. In all other cases, unvested RSUs are forfeited upon termination. Rollover RSUs were fully vested upon issuance and are nonforfeitable, with payout of the underlying shares required to be deferred for a minimum of two years. Rollover RSUs, and any other vested but deferred RSU awards held by the NEOs at December 31, 2025, are included in the Aggregate Balance at Last Fiscal Year End column of the 2025 Nonqualified Deferred Compensation Table presented earlier in this Proxy Statement and, as such, are not shown in the table above.
6.Each of the 2009 SIP, 2017 SIP and A&R 2017 SIP generally provides that PSUs automatically terminate upon a participant's termination of service for any reason except as provided in footnote 2 above, but that the Compensation Committee has the discretion to determine otherwise. Under the respective PSU award agreements approved by the Committee, if a participant's employment terminates for any reason other than disability, involuntary dismissal, retirement or death prior to the conclusion of the performance period, the PSUs are forfeited, subject to the Committee's discretion otherwise. In the case of a termination due to disability, involuntary dismissal, retirement or death, the participant (or beneficiary) is entitled to a pro rata portion of the award for the period of time worked, contingent upon satisfaction of the performance criteria at the end of the applicable three-year performance period. As a consequence of the contingent nature of the PSU awards, the value that may ultimately be received by the NEO is uncertain. However, the prorated values shown reflect the ultimate achievement of Target levels, although actual values will range from zero, if the Threshold level is not achieved, to three times the values shown, if the Maximum level is reached. The numbers also do not indicate whether the individual is eligible for retirement. None of our NEOs are age 65, which represents the same definition of retirement age in our profit-sharing plan.
7.For all NEOs, the amounts represent estimated continuation of group healthcare insurance coverage at our expense for a period of 18 months in the case of involuntary dismissal and 24 months in the case of Change in Control.
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our "median employee" and the annual total compensation of our CEO, Mr. Fox. For these purposes, "annual total compensation" represents the sum of base salary, bonus, overtime, equity awards, profit-sharing/pension contributions, if any, and all other compensation.
We identified our "median employee" as of December 31, 2023. At that time, we determined that the sum of annualized base salary and actual bonus paid was the most suitable measure upon which to identify our "median employee," because it reflects the primary compensation elements for most of our employees. For purposes of our 2025 disclosure, we used the same “median employee” identified as of December 31, 2023, since there have been no changes in our employee population or compensation arrangements that we believe would significantly impact our pay ratio disclosure.
For 2025, our last completed fiscal year:
■the annual total compensation of our "median employee" (excluding our CEO), was $203,020, which we calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K; and
■the annual total compensation of our CEO was $10,786,686, which is the amount reported in the "Total" column of our 2025 Summary Compensation table included above in this Proxy Statement, with no adjustments.
Based on this information, for 2025, the ratio of the annual total compensation of Mr. Fox to the annual total compensation of the "median employee" was 53 to 1, which is a reasonable estimate that was calculated consistent with the SEC regulation and is based on our records and the methodology described below.
This information is being provided for compliance purposes. Neither the Compensation Committee nor management used the pay ratio measure in making compensation decisions.

48 2026 Proxy Statement

Executive Compensation
Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd–Frank Act, and Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive compensation and Company performance for the years listed below. For further information concerning the Company's variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company's performance, refer to the Compensation Discussion and Analysis section. The Compensation Committee decided not to consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Pay vs. Performance Disclosures(1)(2)(8)
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid for PEO(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid for Non-PEO NEOs(4) ($)	Value of Fixed $100 Investment Based On:		Net Income ($)	Total AFFO per Share(7) ($)

					W. P. Carey Total Shareholder Return(5) ($)	MSCI US REIT Index Total Shareholder Return(6) ($)

2025	10,786,686	22,438,754	3,263,737	5,699,233	124.42	137.53	466,359,000	4.97
2024	10,153,724	3,680,523	3,814,908	1,750,974	99.55	133.59	460,839,000	4.70
2023	12,990,932	4,687,585	3,889,876	1,917,029	111.34	122.84	708,334,000	5.18
2022	9,405,063	16,628,053	3,240,587	5,044,873	123.46	108.00	599,139,000	5.29
2021	10,103,384	13,913,308	3,448,110	4,514,778	122.88	143.06	409,988,000	5.03
1.Our principal executive officer ("PEO") for FY2021 through FY2025 was Jason E. Fox. Our other, non-PEO, NEOs for FY2021 through FY2025 for whom Summary Compensation total average compensation and other amounts are presented were ToniAnn Sanzone, Brooks G. Gordon, Jeremiah H. Gregory and Gino M. Sabatini.
2.Equity compensation fair value calculated based on assumptions determined in accordance with FASB ASC Topic 718. No adjustments were made to Summary Compensation disclosed compensation values pursuant to any defined benefit or actuarial pension plans.
3.The following table sets forth the adjustments made during 2025 represented in the Pay Versus Performance Table to arrive at compensation "actually paid" to our PEO during 2025. No adjustments were made pursuant to defined benefit or actuarial pension plans, and such line items have been excluded from the table below:

PEO "Compensation Actually Paid" Calculation Detail
Compensation Element	2025 ($)

Summary Compensation table Reported Total Compensation	10,786,686
Aggregate Summary Compensation table Reported Equity Compensation (-)	(7,986,686)
Year-End Fair Value of Awards Granted During the FY & Outstanding (+)	12,732,647
Year-Over-Year Change in Fair Value of Awards Granted During Prior FY & Outstanding (+/-)	5,729,208
Vesting Date Fair Value of Awards Granted & Vested During the Covered FY (+)	—
Year-Over-Year Change in Fair Value of Awards Granted During Prior FY & Vesting During Covered FY (+/-)	239,241
Prior FYE Value of Awards Determined to Fail to Meet Vesting Conditions During Covered FY (-)	—
Value of Dividends or Other Earnings Paid on Stock Awards Not Otherwise Included (+)	937,658
"Compensation Actually Paid" Determination	22,438,754

2026 Proxy Statement 49

Executive Compensation

4.The following table sets forth the adjustments made during 2025 represented in the Pay Versus Performance Table to arrive at compensation "actually paid" to our non-PEO NEOs during 2025:

Average Non-PEO NEO "Compensation Actually Paid" Calculation Detail
Compensation Element	2025 ($)

Summary Compensation table Reported Total Compensation	3,263,737
Aggregate Summary Compensation table Reported Equity Compensation (-)	(1,741,563)
Year-End Fair Value of Awards Granted During the FY & Outstanding (+)	2,775,422
Year-Over-Year Change in Fair Value of Awards Granted During Prior FY & Outstanding (+/-)	1,148,949
Vesting Date Fair Value of Awards Granted & Vested During the Covered FY (+)	—
Year-Over-Year Change in Fair Value of Awards Granted During Prior FY & Vesting During Covered FY (+/-)	54,589
Prior FYE Value of Awards Determined to Fail to Meet Vesting Conditions During Covered FY (-)	—
Value of Dividends or Other Earnings Paid on Stock Awards Not Otherwise Included (+)	198,099
"Compensation Actually Paid" Determination	5,699,233
5.W. P. Carey TSR calculated based on an assumed $100 investment as of December 31, 2019, and the reinvestment of any issued dividends.
6.Peer TSR calculated for the MSCI US REIT Index based on an assumed $100 investment as of December 31, 2019 and the reinvestment of any issued dividends.
7.See Appendix A for a description of these non-GAAP financial measures.
8.In connection with the Spin-Off, each RSU and PSU outstanding at November 1, 2023, received an equitable adjustment pursuant to the equitable adjustment provision of the 2017 SIP equal to the ratio of the five-day volume weighted-average per-share price of our common stock prior to the Spin-Off divided by the five-day volume weighted-average per-share price of our common stock following the Spin-Off.
Our Compensation Committee reviews a variety of Company-wide and individual factors to link executive compensation actually paid with Company and executive performance. To promote strong pay-for-performance orientation, when setting executive pay levels, the Compensation Committee considers the Company's absolute and relative TSR, short- and long-term business outlook, including Total AFFO(7) per share, and the broader market environment.
The following section provides a description of the relationships between W. P. Carey's TSR relative to a peer comparison index and compensation actually paid relative to W. P. Carey's TSR, net income and Total AFFO(7) per share over the last four completed fiscal years.

50 2026 Proxy Statement

Executive Compensation
Compensation Actually Paid vs. TSR
Compensation Actually Paid vs. Net Income
Compensation Actually Paid vs. Total AFFO(1) per Share
1.See Appendix A for a description of this non-GAAP financial measure.

2026 Proxy Statement 51

Executive Compensation
Performance Metrics to Link Executive Compensation Actually Paid with Company Performance
Provided below are the most important measures used to link compensation actually paid with W. P. Carey performance during the most recently completed fiscal year. The measures in this table are not listed in order of importance. See the Compensation Discussion and Analysis section above and published in our historical proxy statements for additional detail on executive compensation actions.

Performance Metric Tabular Disclosure

Total Adjusted Funds from Operations ("Total AFFO") per Share(1)
Total Shareholder Return
Net Debt to Adjusted EBITDA(1)
Cash Interest Expense Coverage Ratio(1)
Investment Volume(2)
1.See Appendix A for a description of this non-GAAP financial measure.
2.This metric only impacts Mr. Sabatini's compensation performance.

Note, the value ultimately realized by our NEOs is still subject to significant variation over time (e.g., forfeiture of unvested awards prior to vesting, variation in stock price prior to award monetization).

52 2026 Proxy Statement

Proposal Three:
Advisory Vote on Frequency of Executive Compensation Vote
The Company is presenting the following proposal, in accordance with SEC rules, which gives stockholders the opportunity to vote, on a nonbinding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our NEOs, as set forth in Proposal Two above. By voting with respect to this Proposal Three, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal. However, this proposal is non-binding, which means that the Board is not required by law to implement the time period receiving the most votes and can choose to hold future "Say-on-Pay" votes on a different schedule. Nevertheless, the Board values our stockholders' opinions and will take into account the results of this vote in determining how often the Company should hold advisory votes on executive compensation in the future. In that regard, the Board will consider the option that receives the greatest number of votes to be the preference of our stockholders.
In 2020, which was when the last "Say-on-Pay" proposal was presented to the Company's stockholders, the Board recommended that stockholders vote to conduct future "Say-on-Pay" proposals every year. The Board continues to recommend that the Company's stockholders be given the opportunity to cast an advisory "Say-on-Pay" vote every year and recommends that you vote for the one year interval for the advisory vote on executive compensation. It is expected that the next stockholder "Say-on-Pay" frequency vote will occur at the 2032 annual meeting of stockholders.

The Board recommends a vote for an advisory vote on the compensation of our Named Executive Officers to be held ANNUALLY.

2026 Proxy Statement 53

Proposal Four:
Ratification of Appointment of Independent Registered Public Accounting Firm
From our inception in 1973, the Company has engaged the firm of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. For 2026, the Audit Committee has approved the engagement of PricewaterhouseCoopers LLP as our independent auditors. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from stockholders.
Although stockholder ratification of PricewaterhouseCoopers LLP's appointment is not required by our Charter, the Bylaws, or otherwise, the Board is submitting the ratification of PricewaterhouseCoopers LLP's appointment for fiscal year 2026 to the Company's shareholders. If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for fiscal year 2026 but will not be obligated to terminate the appointment. Even if the stockholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if the Audit Committee determines that such a change would be in the Company's interests.
The ratification of PricewaterhouseCoopers LLP's appointment requires the affirmative vote of a majority of the votes actually cast by shares present at the virtual meeting or represented by proxy at the Annual Meeting, a quorum being present.

The Board recommends a vote FOR the ratification of appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2026.

54 2026 Proxy Statement

Report of the Audit Committee
The Audit Committee of the Board reports as follows with respect to the audit of W. P. Carey Inc.'s fiscal 2025 audited financial statements and management's report of internal controls over financial reporting.
The audit functions of the Audit Committee focus on the adequacy of W. P. Carey Inc.'s internal controls and financial reporting procedures, the performance of W. P. Carey Inc.'s internal audit function and the independence and performance of W. P. Carey Inc.'s Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP. The Audit Committee meets periodically with management to consider the adequacy of internal controls and the objectivity of W. P. Carey Inc.'s financial reporting. The Audit Committee discusses these matters with appropriate internal financial personnel as well as its Independent Registered Public Accounting Firm. The Audit Committee held eight regularly scheduled meetings during 2025.
Management has primary responsibility for W. P. Carey Inc.'s financial statements and management's report of internal controls over financial reporting and the overall reporting process, including W. P. Carey Inc.'s system of internal controls. The Independent Registered Public Accounting Firm audits the annual financial statements and the effectiveness of internal controls over financial reporting, expresses an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues it believes should be raised with us. The Audit Committee monitors these processes, relying without independent verification on the information provided to us and on the representations made by management.
The Audit Committee has reviewed and discussed the audited financial statements and management's report of internal controls over financial reporting with the management of W. P. Carey Inc. The Directors who serve on the Audit Committee are all "independent" as defined in the NYSE listing standards and applicable rules of the SEC.
The Audit Committee has discussed with the Company's Independent Registered Public Accounting Firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has received written disclosures and the letter from the Independent Registered Public Accounting Firm required by the applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm's communications with the committee concerning independence and has discussed with the Independent Registered Public Accounting Firm its independence from W. P. Carey Inc. Based on this review, discussions of the audited financial statements and management's report on internal control over financial reporting of W. P. Carey Inc. with management and discussions with the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2025, be included in the Company's Annual Report for filing with the SEC.
Submitted by the Audit Committee:
Robert J. Flanagan, Chair
Peter J. Farrell
Rhonda O. Gass
Elisabeth T. Stheeman
The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company incorporates it by specific reference.
Financial Expert
The Board has determined that Robert J. Flanagan, who is Chair of the Audit Committee, and Peter J. Farrell, who is a member of that committee, are each a "financial expert" as defined in Item 407 of Regulation S-K under the Exchange Act. As noted above, each of these individuals is independent under the listing standards of the NYSE and the rules of the SEC.

2026 Proxy Statement 55

Report of the Audit Committee
Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2025 and 2024
The following table sets forth the approximate aggregate fees billed to W. P. Carey during fiscal years 2025 and 2024 by PricewaterhouseCoopers LLP, categorized in accordance with SEC definitions and rules:

	2025	2024
	($)	($)

Audit Fees(1)	3,811,000	3,700,000
Audit-Related Fees(2)	393,674	352,055
Tax Fees(3)	2,002,731	1,914,209
All Other Fees(4)	—	153,000
Total Fees	6,207,405	6,119,264
1.This category consists of fees for professional services rendered for the audit of W. P. Carey's fiscal 2025 and 2024 financial statements included in the Company's Annual Reports on Form 10-K (including services incurred with respect to rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for each of the quarters ended March 31, June 30, and September 30, 2025 and 2024, and other audit services.
2.This category consists of audit-related services performed by PricewaterhouseCoopers LLP for 2025 and 2024 includes audit services for SEC registration statement review and the related issuance of any comfort letters and consents.
3.This category consists of fees billed to W. P. Carey by PricewaterhouseCoopers LLP of $1,854,218 and $1,551,485 for tax compliance services during 2025 and 2024, respectively, and $148,513 and $362,724 for tax consultation in connection with transactions during 2025 and 2024, respectively.
4.This category consists of fees billed to W. P. Carey by PricewaterhouseCoopers LLP in connection with sustainability reporting services performed in 2024.
Pre Approval Policies
The Audit Committee's policy is to pre approve audit and permissible non-audit services provided by the Company's Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services and other services. Pre approval is generally provided for up to one year and any pre approval is detailed as to the particular service or category of services. The Independent Registered Public Accounting Firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with this pre approval, as well as the fees for the services performed to date. The Audit Committee may also pre approve particular services on a case-by-case basis. If a non-audit service is required before the Audit Committee's next scheduled meeting, the Committee has delegated to its Chair, Mr. Flanagan, the authority to approve such services on its behalf, provided that such action is reported to the committee at its next meeting. Pursuant to these policies, the Audit Committee pre approved all the services provided by the Independent Registered Public Accounting Firm in fiscal years 2025 and 2024 shown in the table above.

56 2026 Proxy Statement

Security Ownership of Certain Beneficial Owners, Directors and Management
The following tables set forth certain information regarding the beneficial ownership of our common stock as of March 23, 2026, by each of the current Directors and the nominees for election as Director, each of the NEOs listed in Summary Compensation presented earlier in this Proxy Statement, all Directors and NEOs on that date as a group and each person known to the Company to own beneficially more than 5% of the common stock. Any fractional shares are rounded down to the nearest full share. Except as noted below, none of the shares has been pledged as collateral.

Name of Beneficial Owner	Amount of Shares Beneficially Owned (#)	Percentage of Class (%)

The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	30,784,040	14.04%
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	26,442,290	12.06%
State Street Corporation(3) 1 Congress Street, Suite 1 Boston, MA 02114	12,944,145	5.90%
1.The information for The Vanguard Group (“Vanguard”) is derived from a Schedule 13G/A, filed with the SEC on February 13, 2024, to report beneficial ownership as of December 29, 2023. Based on that filing, Vanguard was the beneficial owner of 30,784,040 shares in the aggregate at that date. As of that date, Vanguard reported that it had sole dispositive power with respect to 30,133,525 shares, shared dispositive power with respect to 650,515 shares, and shared voting power with respect to 324,277 shares.
2.The information for BlackRock, Inc. ("BlackRock") is derived from a Schedule 13G/A filed with the SEC on January 23, 2024 to report beneficial ownership as of December 31, 2023. Based on that filing, BlackRock was the beneficial owner of 26,442,290 shares in the aggregate as of that date. As of that date, BlackRock reported that it had sole dispositive power with respect to 26,442,290 shares and sole voting power with respect to 24,810,419 shares.
3.The information for State Street Corporation ("State Street") is derived from a Schedule 13G, filed with the SEC on January 29, 2024, to report beneficial ownership as of December 31, 2023. Based on that filing, State Street was the beneficial owner of 12,944,145 shares in the aggregate as of that date. As of that date, State Street reported that it had shared dispositive power with respect to 12,915,645 shares, and shared voting power with respect to 9,889,441 shares.

2026 Proxy Statement 57

Security Ownership of Certain Beneficial Owners, Directors and Management

Name of Beneficial Owner	Amount of Shares Beneficially Owned(1) (#)	Percentage of Class (%)

Directors
Constantin H. Beier(2)	8,491	*
Tonit M. Calaway(2)	14,272	*
Peter J. Farrell(3)(4)	22,574	*
Robert J. Flanagan(3)(4)	16,998	*
Jason E. Fox(4)(5)	857,156	*
Rhonda O. Gass(3)(4)	8,180	*
Margaret G. Lewis(2)	19,046	*
Christopher J. Niehaus(3)(4)	32,276	*
Elisabeth T. Stheeman(2)	7,522	*
Named Executive Officers
ToniAnn Sanzone(4)	150,366	*
Brooks G. Gordon	151,718	*
Jeremiah H. Gregory(4)	74,194	*
Gino M. Sabatini(4)(6)	794,439	*
All Directors and Named Executive Officers as a Group (13 individuals)	2,157,232	*

*    Less than 1%
1.Beneficial ownership has been determined in accordance with the rules of the SEC and includes shares that each beneficial owner (or the Directors and NEOs as a group) has the right to acquire within 60 days of March 23, 2026, including vested Director RSUs, PSUs, Rollover RSUs, and Dividend Equivalent Rights (“DERs”), each as defined herein, where payout of the underlying shares has been deferred. Except as otherwise noted, all beneficially owned shares are held with sole voting and investment power and are not pledged to third parties.
2.Includes 2,778 Director RSAs granted on July 1, 2025 and are not scheduled to vest until July 1, 2026, as to which the recipients have current voting rights.
3.Excludes (i) 2,778 Director RSUs granted on July 1, 2025 under the Deferred Compensation Plan, which are not scheduled to vest until July 1, 2026, and for which recipients do not have current voting rights, and (ii) DERs accrued on unvested Director RSUs.
4.Includes vested and deferred shares that have been deferred until the end of the deferral period selected by the individual.
5.Includes 1,280 shares owned by Mr. Fox’s son, 89 shares owned by his daughter, and 76,703 shares that have been pledged as security in margin accounts, whether or not there are loans outstanding. There are currently no loans outstanding. See “Pledging Policy — Compensation Discussion and Analysis.”
6.Includes 1,404 shares owned by Mr. Sabatini’s son, 847 shares owned by his daughter, and 169,749 shares owned by Sabatini 2020 LP, a limited partnership of which Mr. Sabatini and his wife are the sole members of its general partner and are the sole limited partners.

58 2026 Proxy Statement

Equity Compensation Plan Information
The following table presents information regarding the Company's equity compensation plans as of December 31, 2025:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (#)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c) (#)

Equity compensation plans approved by security holders	2,518,909(1)	0(2)	4,937,084(3)
Equity compensation plans not approved by security holders	0	0	0
Total	2,518,909(1)	0(2)	4,937,084(3)
1.Reflects outstanding options, RSUs and PSUs issued to officers and employees under the 1997 SIP, 2009 SIP, 2017 SIP, A&R 2017 SIP and Non-Employee Director Stock Election Plan, including 1,335,743 such awards where the payout of the underlying shares upon vesting was deferred at the election of the recipient pursuant to the Deferred Compensation Plan. For PSUs, which may or may not vest in varying amounts depending on the achievement of specified performance criteria, the Target Amount (100% of the award paid), aggregating 578,370 shares, was used; the Maximum Amount (300% of the Target Amount) that can be issued would be 1,735,110 shares. Amounts shown do not include dividend equivalents to be paid on PSUs, which are reinvested in shares of common stock after the end of the relevant performance cycle but only to the extent the PSUs vest. See the table entitled 2025 Grants of Plan-Based Awards shown previously in this Proxy Statement for a description of these Dividend Equivalent Shares. Also reflects 17,988 vested Director RSUs, where the payout of the underlying shares is automatically deferred until the Director completes service on the Board, but does not include Director RSAs.
2.All RSUs and PSUs are settled in shares of common stock on a one-for-one basis and accordingly do not have a Weighted-Average Exercise Price.
3.Includes the following shares of common stock remaining available for issuance at December 31, 2025: 4,521,900 shares issuable under the current A&R 2017 SIP, which may be issued as RSAs, upon vesting of RSUs or PSUs (assuming target performance) or as other stock based awards; 92,327 shares issuable under the Non-Employee Director Stock Election Plan, which may be issued as RSAs or upon vesting of RSUs; and 322,857 shares issuable under the Company's ESPP. Under the ESPP, eligible employees can purchase shares semi-annually with up to a maximum of 10% of eligible compensation, or $10,000, if less, per year, with the purchase price equal to 90% of the fair market value of the common stock on the last day of each semi-annual purchase period, which is defined in the ESPP as the average of the high and low prices of such stock on the NYSE. The terms of the ESPP do not limit the aggregate number of shares subject to purchase by all participants during any one purchase period.

2026 Proxy Statement 59

Users' Guide
Who is soliciting my proxy?
The Directors of W. P. Carey, on behalf of the Company, are sending you this Proxy Statement and enclosed proxy card.
Who is entitled to vote?
W. P. Carey's shareholders as of the close of business on March 23, 2026, which is the record date, are entitled to vote at the Annual Meeting.
What is the Board's voting recommendation for each of the proposals, and what vote is required for the different proposals?
You may vote FOR, AGAINST or ABSTAIN with respect to each Proposal.

Proposal	Board Vote Recommendation	Vote Required to Approve	Effect of Abstention	Page

Proposal One: Election of Nine Directors	FOR each Nominee	Majority of the votes cast with respect to each nominee	No effect	4
Proposal Two: Advisory Vote on Executive Compensation	FOR	Majority of the votes cast on the Proposal	No effect	27
Proposal Three: Advisory Vote on Frequency of Executive Compensation Vote	For the advisory vote on Executive Compensation to be held ANNUALLY	The Board will consider the option that receives the greatest number of votes to be the preference of our stockholders	No effect	53
Proposal Four: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Majority of the votes cast on the Proposal	No effect	54
If you own shares through a broker or other nominee in street name, you may instruct your broker or other nominee as to how to vote your shares. A "broker non-vote" occurs when you fail to provide a broker or other nominee with voting instructions and a broker or other nominee does not have the discretionary authority to vote your shares on a particular matter because the matter is not a routine matter under the NYSE rules. Proposal Four is the only Proposal for which broker discretionary voting is allowed. Therefore, if you fail to provide your broker or other nominee with voting instructions with respect to Proposals One, Two and Three, broker non-votes will result with respect to each of those Proposals. A broker non-vote will not be considered a vote cast, will not be counted in determining the number of affirmative votes required for approval and, accordingly, will not have the effect of a vote for or against the proposal. Broker non-votes and abstentions will be counted for purposes of calculating whether a quorum is present at the Annual Meeting.
To attend, participate in and/or vote at the virtual Annual Meeting at www.virtualshareholdermeeting.com/WPC2026 stockholders must enter the 16-digit control number found on their proxy card or voting instruction form or notice. Support phone numbers will be available on the meeting website if you experience any technical difficulties.
You may cast your vote in any of the following ways:

Internet	Phone	Mail	QR Code

Visit www.proxyvote.com. You will need the 16-digit number included on your proxy card or voting instruction form or notice.	Call 1-800-690-6903 or the number on your voting instruction form. You will need the 16-digit number included on your proxy card or voting instruction form or notice.	Send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form or notice.	Point your smartphone camera at the icon above to visit www.proxyvote.com. You will need the 16-digit number included on your proxy card or voting instruction form or notice.

60 2026 Proxy Statement

Users’ Guide
How many shares may vote?
At the close of business on the record date, W. P. Carey had 219,288,368 shares of its common stock outstanding and entitled to vote. Every shareholder is entitled to one vote for each share held.
What is a quorum?
A quorum is the presence, either in person at the virtual meeting or represented by proxy, of a majority of all the votes entitled to be cast at the Annual Meeting. There must be a quorum for the Annual Meeting to be held.
How will voting on any shareholder proposals be conducted?
We do not know of any other matters that are likely to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on such matters in accordance with their best judgment, to the extent permitted by applicable law.
Who will pay the cost for this proxy solicitation?
W. P. Carey will pay the cost of preparing, assembling and mailing the Notice of Internet Availability of Proxy Material, this Proxy Statement, the Notice of Meeting and the enclosed proxy card. In addition to the solicitation of proxies by mail, we may utilize some of our officers and employees (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by telephone. We have retained the services of Georgeson LLC to assist in the solicitation of proxies for a fee of $10,500 plus reasonable out-of-pocket expenses. We may engage Georgeson for additional solicitation work and incur fees greater than $10,500 depending on a variety of factors, including preliminary voting results. We expect to request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority over the execution of proxies, and we will reimburse such persons for their expenses in so doing.
May I revoke my proxy?
Yes, you may revoke your proxy at any time before the Annual Meeting by notifying W. P. Carey's Corporate Secretary or submitting a new proxy card, or by voting at the virtual meeting. You should mail any notice of revocation of proxy to Susan C. Hyde, Corporate Secretary, W. P. Carey Inc., One Manhattan West, 395 9th Avenue, 58th Floor, New York, New York 10001.
What is "householding"?
We have adopted "householding," a procedure under which owners who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces duplicate mailings and thus reduces our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Householding does not affect dividend check mailings. We will deliver promptly upon oral or written request a separate copy of the Proxy Statement to any owner at their address. If you would like to opt out of householding, or if you are an owner eligible for householding and would like to participate in householding, please send a request to the Corporate Secretary noted above. To opt out of householding, you may also send a request to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095.
For householding relating to street name holdings, please contact the bank, broker or other nominee that holds your shares.
We make references herein to various websites, including our website located at www.wpcarey.com; however, the information located on, or accessible from, any website (including our website) is not, and should not be deemed to be, part of this Proxy Statement or incorporated into any other filing that we submit to the SEC.

2026 Proxy Statement 61

Appendix A—Descriptions of Non-GAAP Financial Measures
Non-GAAP Financial Disclosures
In the real estate industry, analysts and investors employ certain non-GAAP supplemental financial measures in order to facilitate meaningful comparisons between periods and among peer companies. Additionally, in the formulation of our goals and evaluation of the effectiveness of our strategies, we use certain non-GAAP measures defined by our management. We have included definitions of certain of these measures below. Our supplemental financial information and our Form 10-K for the year ended December 31, 2025, that we furnished and filed with the SEC on February 10, 2026, and February 11, 2026, respectively, provide additional information on our non-GAAP measures, including reconciliations to the most directly comparable GAAP measures. These materials are not incorporated by reference herein.
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from the sale of certain real estate, impairment charges on real estate or other assets incidental to the company's main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO on the same basis.
We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, gains or losses on the mark-to-market fair value of equity securities, merger and acquisition expenses and Spin-Off expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO because they are not the primary drivers in our decision-making process and excluding these items provides investors with a view of our portfolio performance over time and makes it more comparable to other REITs. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider because we believe it will help them better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency exchange rate losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, as alternatives to net cash provided by operating activities computed under GAAP or as indicators of our ability to fund our cash needs.
Effective January 1, 2024, we no longer separately analyze our business between real estate operations and investment management operations and instead view the business as one reportable segment since our investment management operations have been determined to be both quantitatively and qualitatively insignificant to the Company’s business. Our business is characterized as investing in operationally-critical, single-tenant commercial real estate properties that are leased on a long-term basis. These economic characteristics are similar across various property types, geographic locations and industries in which our tenants operate and therefore considered one operating segment. The consolidated operating results are regularly reviewed, in the aggregate, by the chief operating decision-maker (“CODM”) to evaluate performance and allocate resources. The CODM is our CEO. Accordingly, all operations have been considered to represent one reportable segment, which is reported on our consolidated statements of income and our consolidated balance sheets. As a result of this change, we have amended one of our company-

62 2026 Proxy Statement

Appendix A
specific measures from Real Estate AFFO to consolidated AFFO per share, to reflect how we currently view our business (Total AFFO).
Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA because they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered an alternative to net income or an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Cash Interest Expense
Cash interest expense is a non-GAAP financial measure equal to interest expense calculated in accordance with GAAP, plus capitalized interest and other non-cash amortization expense, less amortization of deferred financing costs and debt premiums/discounts, adjusted for pro rata ownership.
Cash Interest Expense Coverage Ratio
Cash interest expense coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest expense on a trailing 12 months basis. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed interest expense obligations.
Other Metrics
Pro Rata Metrics
This Proxy Statement contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have certain investments in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments' financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
Net Debt
Net debt represents total pro rata debt outstanding less consolidated cash and cash equivalents and cash held at qualified intermediaries.

2026 Proxy Statement 63

W. P. CAREY

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 10, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WPC2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V84040-P47155

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

W. P. CAREY INC.

The Board of Directors recommends you vote FOR the election of all of the director nominees listed in Proposal 1:

1. Election of the Director Nominees to serve until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify:

Nominees:	For	Against	Abstain
1a. Constantin H. Beier	☐	☐	☐
1b. Tonit M. Calaway	☐	☐	☐
1c. Peter J. Farrell	☐	☐	☐
1d. Robert J. Flanagan	☐	☐	☐
1e. Jason E. Fox	☐	☐	☐
1f. Rhonda O. Gass	☐	☐	☐
1g. Margaret G. Lewis	☐	☐	☐
1h. Christopher J. Niehaus	☐	☐	☐
1i. Elisabeth T. Stheeman	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To Approve the Advisory Resolution on Executive Compensation.	☐	☐	☐

The Board of Directors recommends that you vote 1 Year on the following proposal:	1 Year	2 Years	3 Years	Abstain
3. To Approve the Advisory Resolution on the Frequency of Executive Compensation Vote.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
4. Ratification of Appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2026.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V84041-P47155

W. P. CAREY INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 11, 2026
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) ToniAnn Sanzone and Susan C. Hyde, and each of them, with full power of substitution, as proxy to attend on behalf of the stockholder(s), and to vote all shares of W. P. Carey Inc. common stock that the stockholder(s) is/are entitled to vote, at the 2026 Annual Meeting of Stockholders of W. P. Carey Inc. to be held virtually at www.virtualshareholdermeeting.com/WPC2026 on Thursday, June 11, 2026 at 1:30 p.m., Eastern Time and any adjournment or postponement thereof and otherwise to represent the stockholder(s) at the 2026 Annual Meeting and all adjournments or postponements thereof with all powers possessed by you, if personally present. The stockholder(s) hereby revoke(s) all prior proxies heretofore given with respect to the 2026 Annual Meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) ON THE REVERSE SIDE. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, FOR 1 YEAR ON PROPOSAL 3 AND FOR PROPOSAL 4. THE VOTES YOU ARE ENTITLED TO CAST WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side